Confidential

Execution Version

Exhibit 10.1

CERTAIN CONFIDENTIAL INFORMATION IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

OPTION AND LICENSE AGREEMENT

This Option and License Agreement (this “Agreement”) is made as of October 15, 2021 (the “Effective Date”), by and between Beam Therapeutics Inc., a Delaware corporation having an office at 26 Landsdowne Street, Cambridge, MA 02139 (“Beam”), and Sana Biotechnology, Inc., a Delaware corporation having an office at 188 E Blaine Street, #400, Seattle, WA 98102 (“Sana”). Sana and Beam are referred to in this Agreement individually as a “Party” and collectively as the “Parties”.

RECITALS

WHEREAS, Sana is a biopharmaceutical company engaged in the development of novel cellular therapy products, with a focus on engineered T cell therapies for use in the treatment of various diseases;

WHEREAS, Beam is a biotechnology company focused on developing precision genetic medicines based on proprietary genome editing technologies; and

WHEREAS, Sana and Beam desire to enter into this Agreement for use of Beam’s proprietary nuclease editing technology in connection with research and development of engineered cellular therapy products and, if successful, for Sana to further develop and commercialize such products, all under the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, Sana and Beam hereby agree as follows:

Article 1
DEFINITIONS

Unless the context otherwise requires, the terms in this Agreement with initial letters capitalized shall have the meanings set forth below, or the meaning as designated in the indicated places throughout this Agreement.

1.1“Additional Selection Term” means the period starting on the Effective Date and ending on the one-year anniversary of the Effective Date.

1.2“Additional PSC Product Type” means any Specified PSC Product Type that becomes an Additional PSC Product Type in accordance with Section 3.1(b).

1.3“Affiliate” means, with respect to any Person, any other Person that controls, is controlled by, or is under common control with, such Person. For purposes of this Agreement, a

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Person shall be deemed to control another Person if it owns or controls, directly or indirectly, at least fifty percent (50%) of the equity securities of such other Person entitled to vote in the election of directors (or, in the case that such other Person is not a corporation, for the election of the corresponding managing authority), or otherwise has the power to direct the management and policies of such other Person. The Parties acknowledge that in the case of certain entities organized under the laws of certain countries outside the United States, the maximum percentage ownership permitted by law for a foreign investor may be less than fifty percent (50%), and that in such case such lower percentage will be substituted in the preceding sentence, provided that such foreign investor has the power to direct the management and policies of such entity.

1.4“Antigen Target” means [***].

1.5“Arising Cas12b Platform Inventions” means [***] Inventions that are Conceived [***] or [***], which Inventions are: (a) compositions of Cas12b Platform Components; (b) methods of manufacturing [***] Cas12b Platform Components; or (c) methods of use [***] Cas12b Platform Components [***].

1.6“Arising Cas12b Platform Patents” means those Patent Rights filed on and Covering Arising Cas12b Platform Inventions.

1.7“Arising [***] Inventions” means [***] Inventions that are Conceived [***] or [***], which Inventions are: (a) [***]; and (b) are either (i) compositions [***], (ii) methods of manufacturing [***], or (iii) methods of use [***].

1.8“Arising [***] Patents” shall mean Patent Rights Covering Arising [***] Inventions.

1.9“Base Editing” means [***].

1.10“[***] Antigen Target” means the [***] antigen also known as [***].

1.11“Beam Patents” means the Beam Platform Patents and the Beam Product Technology Patents. The Beam Patents as of the Effective Date are listed on Exhibit A.

1.12“Beam Platform Know-How” means Know-How Controlled by Beam or its Affiliates that is: (a) actually disclosed, transferred or otherwise provided by Beam to Sana, including in connection with a Technology Transfer Plan; and (b) necessary or reasonably useful for (i) [***].

1.13“Beam Platform Patents” means any Patent Rights Controlled by Beam or its Affiliates as of the Effective Date or at any time during the Term that Cover: (a) [***]; (b) [***]; or (c) [***].

1.14“Beam Platform Technology” means all Beam Platform Know-How and Beam Platform Patents.

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1.15“Beam Product Technology Patents” means any Patent Rights Controlled by Beam or its Affiliates as of the Effective Date or during the Term that are [***]: (a) [***]; (b) [***]; or (c) [***]; in each case ((a)-(c)) generated through Nuclease Editing using Beam Platform Technology or Cas12b Platform Components. For clarity, Beam Product Technology Patents exclude patents covering [***].

1.16“Beam Technology” means, collectively, the Beam Platform Technology and the Beam Product Technology Patents.

1.17“BLA” means (a) a Biologic License Application, as defined in the U.S. Public Health Service Act, as amended, and applicable regulations promulgated thereunder by the FDA, or (b) any equivalent or comparable application, registration or certification filed with a Regulatory Authority in any other country or region in the Territory.

1.18“Blocked Antigen Target” means: (a) [***]; and (b) any Antigen Target for which (i) Beam is bound by obligations (e.g., an exclusive license, option to enter into an exclusive license, or restrictive covenant) under a binding written agreement with a Third Party that is in conflict with, or would be breached, if such Antigen Target were to become an Additional CAR Antigen Target or a Replacement Antigen Target, (ii) such Antigen Target is expressly identified within [***] that would result in the obligations described in subsection (b)(i) with respect to such Antigen Target, or (iii) Beam is conducting actual internal development activities directed at such Antigen Target, as evidenced by an approved budget of not less than $[***] or a relevant contract.

1.19“Blocked Genetic Target” means: (a) [***], and all [***] Targets; and (b) any gene for which (i) Beam is bound by obligations (e.g., an exclusive license, option to enter into an exclusive license, or restrictive covenant) under a binding written agreement with a Third Party that is in conflict with, or would be breached, if such gene were to become a Genetic Target or (ii) such gene is expressly identified within [***] that would result in the obligations described in subsection (b)(i) with respect to such Genetic Target.

1.20“Blocked Product Type” means any Product Type for which (a) Beam is bound by obligations (e.g., an exclusive license, option to enter into an exclusive license, or restrictive covenant) under a binding written agreement with a Third Party that is in conflict with, or would be breached, if such Product Type were to become an Additional PSC Product Type or a Replacement PSC Product Type; (b) such Product Type is expressly identified within [***] that would result in the obligations set forth in subsection (a) with respect to such Product Type; or (c) Beam is conducting actual internal development activities directed at such Product Type, as evidenced by an approved budget of not less than $[***] or a relevant contract.

1.21“[***] Agreement” means the license agreement dated [***], by and between Blink Therapeutics Inc. and [***] (the “[***]”), as such agreement may be amended from time to time.

1.22“[***] Patent Rights” means the Patent Rights licensed to Beam pursuant to the [***] Agreement.

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1.23“Business Day” means a day other than a Saturday, Sunday, or holiday observed by the applicable Party responsible for the applicable obligation.

1.24“Calendar Quarter” means each successive period of three (3) calendar months commencing on January 1, April 1, July 1 and October 1, except that the first Calendar Quarter of the Term shall commence on the Effective Date and end on the day immediately prior to the first to occur of January 1, April 1, July 1 or October 1 after the Effective Date, and the last Calendar Quarter shall end on the last day of the Term.

1.25“Calendar Year” means each successive period of twelve (12) calendar months commencing on January 1 and ending on December 31, except that the first Calendar Year of the Term shall commence on the Effective Date and end on December 31 of the year in which the Effective Date occurs and the last Calendar Year of the Term shall commence on January 1 of the year in which the Term ends and end on the last day of the Term.

1.26“CAR” means a chimeric antigen receptor.

1.27“CAR Antigen Target” means: (a) a [***] Antigen Target; (b) a [***] Antigen Target; (c) a [***] Antigen Target; and (d) up to [***] Additional CAR Antigen Targets selected pursuant to Section 3.1(a); provided, however, that if any Replacement CAR Antigen Target is selected pursuant to Section 3.2 to replace any of the foregoing Antigen Targets, such Replacement CAR Antigen Target will become a CAR Antigen Target and the replaced Antigen Target will no longer be a CAR Antigen Target.

1.28“CAR Products” means any therapeutic product that is or contains a human T cell that has been Edited and incorporates one or more CAR(s) that recognizes one or more CAR Antigen Targets, including any cell that is cultured or physically descended from any such Edited T cell; provided, however, that any such therapeutic product that recognizes any antigen target that is not a CAR Antigen Target is not a CAR Product.

1.29“Cas12b Nuclease” means type-V CRISPR effectors Cas12b (formerly known as C2c1) that are enzymatically active, [***].

1.30“Cas12b Platform Components” means [***]: (a) the Cas12b Nuclease; (b) Cas12b Nuclease guide RNAs; (c) [***]; and/or (d) [***].

1.31“[***] Antigen Target” means the [***] molecule or [***].

1.32“[***] Antigen Target” means the [***] molecule also known as [***] or [***].

1.33“cGMP” means current Good Manufacturing Practices as specified in the United States Code of Federal Regulations, ICH Guideline Q7A, or equivalent laws, rules, or regulations of an applicable Regulatory Authority at the time of manufacture.

1.34“Change of Control” means, with respect to a Party, (a) a merger or consolidation of such Party with a Third Party that results in the voting securities of such Party outstanding immediately prior thereto, or any securities into which such voting securities have been converted

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or exchanged, ceasing to represent at least fifty percent (50%) of the combined voting power of the surviving entity or the parent of the surviving entity immediately after such merger or consolidation, or (b) a transaction or series of related transactions in which a Third Party, together with its Affiliates, becomes the beneficial owner of fifty percent (50%) or more of the combined voting power of the outstanding securities of such Party, or (c) the sale or other transfer to a Third Party of all or substantially all of such Party’s business.

1.35“CMO” means an entity or organization that provides contract manufacturing services.

1.36“Commercially Reasonable Efforts” means, with respect to a Party, the efforts and resources typically used by biotechnology or pharmaceutical companies similar in size and scope to such Party to perform the obligation at issue, which efforts shall be substantially the same as those efforts commonly used by such Party with respect to other pharmaceutical products owned by it or to which it has rights, which product is at a similar stage of development or in a similar stage of product life, with similar developmental risk profiles, of similar market and commercial potential, taking into account the competitiveness of the marketplace, the proprietary position of the products, the regulatory structure involved, Regulatory Authority approved labeling, product profile, the profitability of the applicable products (including the amounts payable to licensors of Patent Rights and other intellectual property rights), issues of safety and efficacy, the likely timing of the product’s entry into the market, the likelihood of receiving Marketing Approval and other relevant scientific, technical and commercial factors.

1.37“Complement System Target” means any protein that is part of the complement system or any gene that encodes for a protein within the complement system. The complement system is a [***].

1.38“Conceived” means: (a) with respect to Patent Rights, “invented” as defined under U.S. patent law, as evidenced by written documents of a Party; (b) with respect to copyrightable works, “authored” or “created” in accordance with U.S. copyright law; and (b) with respect to all other intellectual property, conceived, developed or reduced to practice. “Conception” has correlating meaning.

1.39“Confidential Information” of a Party means all Know-How, unpublished patent applications and other non-public information and data of a financial, commercial, business, operational or technical nature (including information comprising or relating to concepts, discoveries, inventions, data, designs or formulae) that is disclosed by or on behalf of such Party or any of its Affiliates or otherwise made available to the other Party or any of its Affiliates, whether made available orally, in writing or in electronic form in connection with this Agreement. The terms and conditions of this Agreement shall constitute the Confidential Information of each Party. The Beam Technology shall constitute Beam’s Confidential Information.

1.40“Control” or “Controlled” means the possession of the ability to grant a license or sublicense of, or access to, Patent Rights, Know-How, or other tangible or intangible rights as provided for herein, other than pursuant to a license granted under this Agreement, without violating the terms of any agreement or arrangement with any Third Party. Notwithstanding

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anything in this Agreement to the contrary, (a) Patent Rights under an applicable Third Party License shall not be Controlled by Beam except to the extent included in the rights licensed to Beam under this Agreement pursuant to the application of Section 2.4(b); and (b) a Party (or an Affiliate of a Party, as applicable) shall be deemed not to Control any Patent Rights or Know-How or such other rights that are owned or controlled by a Third Party described in the definition of “Change of Control” or such Third Party’s Affiliates except to the extent such Patent Rights or Know-How or other rights: (i) arise from activities conducted by such Third Party or Affiliates under this Agreement after such Change of Control; or (ii) are developed or conceived by such Third Party or its Affiliates after such Change of Control using or incorporating the acquired Party’s technology, including any improvements thereto.

1.41“Cover” means, with respect to a particular subject matter at issue and a relevant Patent Right, that but for a license under such Patent Right (or ownership thereof), the composition, development, making, having made, use, sale, offer for sale, or importation of such subject matter by such Person would infringe one or more claim(s) included in such Patent Right or in the case of claims of Patent Rights under pending patent applications, would infringe (whether directly infringed or indirectly infringed by induced or contributory infringement) those claims of such Patent Rights if such claims were to issue. “Covering” and “Covered by” have correlating meanings.

1.42CRO” means an entity or organization that provides research and development services commonly outsourced on a contracted fee-for-service basis.

1.43“[***] Technology” means any [***].

1.44“Dollar” means the U.S. dollar, and “$” shall be interpreted accordingly.

1.45“Editing” means use of the Beam Platform Technology or Cas12b Platform Components for [***]. “Edit” and “Edited” have a correlating meaning. “Editing” and its correlatives expressly exclude all Excluded Activities.

1.46“EMA” means the European Medicines Agency or any successor entity thereto.

1.47“Europe” means the European Union and its member states as of the Effective Date and any member states added during the Term, and for the purposes of this Agreement, including the United Kingdom.

1.48“Executive Officer” means (a) with respect to Beam, Beam’s Chief Business Officer or their designee or (b) with respect to Sana, Sana’s Chief Business Officer or their designee.

1.49“Excluded Activities” means [***] and any other method of editing genetic or cellular material other than Nuclease Editing.

1.50“Existing Third Party Licensor” means any licensor of an Existing Third Party License.

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1.51“Existing Third Party Licenses” means any agreements entered into by Beam or its Affiliates with a Third Party prior to the Effective Date, including any amendments thereto as of the Effective Date, pursuant to which Beam or its Affiliates Controls any Beam Technology. All Existing Third Party Licenses are listed on Exhibit B.

1.52“FDA” means the United States Food and Drug Administration or any successor entity thereto.

1.53“Field” means the diagnosis, treatment, prevention or palliation of any disease or condition in humans by administration of human cells Edited ex vivo; but excluding the following diseases: [***].

1.54“First Commercial Sale” means, with respect to a particular Licensed Product and country, the first sale in such country of such Licensed Product after Marketing Approval of such Licensed Product in such country.

1.55“FPFD” means, with respect to a clinical study and a Licensed Product, the first dose of such Licensed Product administered to the first patient in such clinical study.

1.56“FTE” means the equivalent of a full time person, working for a minimum of [***] hours per year, conducting activities under a Technology Transfer Plan, technology transfer activities, regulatory support activities, or other activities requested by Sana. In the case that any individual works partially on such activities under this Agreement and partially on other work in a given year, then the full-time equivalent to be attributed to such individual’s work hereunder shall be equal to the percentage of such individual’s total work time in such year that such individual spent working on such activities under this Agreement. In no event shall (a) any one individual be counted as more than one (1) FTE; or (b) indirect personnel (including support functions such as managerial, financial, legal or business development) constitute FTEs.

1.57“FTE Rate” means an initial rate of [***] per FTE per year. Commencing on [***], the FTE Rate shall be changed annually to reflect any year-to-year percentage change in the Consumer Price Index for All Urban Consumers for the Boston-Cambridge-Newton Area, as published by the U.S. Department of Labor, Bureau of Labor Statistics (“CPI”) (based on the change in the CPI from the most recent index available as of the Effective Date to the most recent index available as of the date of the calculation of such revised FTE Rate).

1.58“GAAP” means the U.S. generally accepted accounting principles, consistently applied.

1.59“GCP” means the then current good clinical trial standards for clinical trials for pharmaceuticals, as set forth in the United States Food, Drug and Cosmetic Act, as amended from time to time, or other applicable law, and such standards of good clinical practice as are required by the Regulatory Authorities of Europe and other organizations and Governmental Authorities in countries for which the applicable Licensed Product is intended to be developed, to the extent such standards are not less stringent than United States GCP.

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1.60“Gene Editing” means the prevention or treatment of human diseases by editing (including modifying or converting) or targeting DNA or RNA, either ex vivo for subsequent administration to a human of an organ, tissue, cell or sub-cellular component so edited or targeted, or in vivo by administering a product or product candidate to a human.

1.61“Genetic Target” means, with respect to a particular Product Type, the genes selected by Sana as targets for Knock-In or Knock-Out targets for Nuclease Editing for such Product Type: (a) that are listed in Exhibit C or (b) that are selected in accordance with Section 3.3.

1.62“Genetic Target Maximum” means: (a) with respect to any PSC Product Type other than [***], [***] genes; and (b) with respect to [***] as a PSC Product Type, [***] genes.

1.63“GLP” means the then-current good laboratory practice standards promulgated or endorsed by the FDA as defined in 21 C.F.R. Part 58, or comparable regulatory standards in jurisdictions outside the United States.

1.64“Governmental Authority” means any national, international, federal, state, provincial or local government, or political subdivision thereof, or any multinational organization or any authority, agency or commission entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power, any court or tribunal (or any department, bureau or division thereof, or any governmental arbitrator or arbitral body).

1.65“Human Germline Modification” means human germline modification, including intentionally modifying the DNA of human embryos or human reproductive cells.

1.66“IND” means any investigational new drug application, clinical trial application, clinical trial exemption or similar or equivalent application or submission for approval to conduct human clinical investigations filed with or submitted to a Regulatory Authority in conformance with the requirements of such Regulatory Authority.

1.67“Ineligible” means, with respect to a particular Antigen Target, gene or Product Type, that such Antigen Target, gene or Product Type is a Blocked Antigen Target, Blocked Genetic Target or Blocked Product Type (as applicable) at the time of receipt of the applicable Nomination Notice.

1.68“Ineligibility Notice” means a notice provided in accordance with Section 3.4 stating that an Antigen Target, gene or Product Type is Ineligible.

1.69“Invention” means any information, including discoveries, improvements, modifications, processes, methods, assay, designs, protocols, formulas, data, inventions, know-how and trade secrets, patentable or otherwise, that is Conceived by or on behalf of a Party or its Affiliate or sublicensee pursuant to activities conducted in performance of obligations or exercise of rights and licenses under this Agreement or [***] (including any [***]), including all rights, title and interest in and to the intellectual property rights therein and thereto.

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1.70“[***] Sublicense” means a sublicense granted by a Party to a Third Party that is [***], including the [***], as applicable. “[***] Sublicensing” has a correlating meaning.

1.71“Knock-In” means insertion of a certain gene (or portion of a gene) [***] in the genome of a cell.

1.72“Knock-Out” means [***] in the genome of a cell.

1.73“Knowledge” means the actual knowledge of Beam’s Chief Executive Officer, Chief Business Officer and Chief Legal Officer.

1.74“Know-How” means any information, including discoveries, improvements, modifications, processes, methods, assays, designs, protocols, formulas, data, inventions, know-how and trade secrets (in each case, patentable, copyrightable or otherwise), and [***] Materials (as defined [***]) previously provided to Sana under [***], but excluding any Patent Rights.

1.75“Law” means any federal, state, local, foreign or multinational law, statute, standard, ordinance, code, rule, regulation, resolution or promulgation, or any order by any Governmental Authority, or any license, franchise, permit or similar right granted under any of the foregoing, or any similar provision having the force or effect of law.

1.76“Licensed Product” means any CAR Product or PSC Product: (a) the making, using, selling, offering for sale, importing or exporting of which in the country in question is [***] or (b) is [***]. To clarify, two (2) or more Licensed Products will each be considered distinct Licensed Products if: (i) clinical trials for each are (or if an IND has not yet been filed, would be) conducted pursuant to separate IND filings or (ii) each obtains (or if a marketing approval has not yet been obtained, would obtain) marketing approval under separate NDAs.

1.77“Major European Countries” means France, Germany, Italy, Spain, and United Kingdom.

1.78“Marketing Approval” means, with respect to a particular product, receipt of all regulatory clearances or approvals (which in the case of the EU may be through the centralized procedure) required in the jurisdiction of question for the sale of the applicable product in such jurisdiction, including receipt of Pricing Approval, if any, legally required for such sale.

1.79“Milestone Event” means any Development Milestone Event and/or any Commercial Milestone Event, as applicable.

1.80“NDA” means a New Drug Application filed with the FDA or an equivalent application to any Regulatory Authority (including a BLA, or its foreign equivalent) requesting Regulatory Approval for a new product.

1.81“Net Sales” means the gross amount billed or invoiced by or on behalf of Sana, its Affiliates, and Sublicensees and any Affiliates of such Sublicensees (in each case, the “Invoicing Entity”) or if not billed or invoiced the gross amount received by the Invoicing Entity, on sales, uses, leases or other transfers of Licensed Products, less the following to the extent applicable with

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respect to such sales, leases or other transfers and not previously deducted from the gross invoice price:

(a)customary trade, quantity or cash discounts to the extent actually allowed and taken (including discounts in the form of inventory management fees and chargebacks);

(b)amounts actually repaid or credited by reason of rejection or return of any previously sold, leased or otherwise transferred Licensed Products;

(c)customer freight or insurance charges that are paid by or on behalf of the Invoicing Entity;

(d)to the extent separately stated on purchase orders, invoices or other documents of sale, any sales, value added or similar taxes, custom duties or other similar governmental charges levied directly on the production, sale, transportation, delivery or use of a Licensed Product that are paid by or on behalf of the Invoicing Entity, but not including any tax levied with respect to income;

(e)rebates granted or given; and

(f)a reasonable allowance for uncollectible accounts; provided that:

(i) in any transfers of Licensed Products between an Invoicing Entity and an Affiliate of such Invoicing Entity not for the purpose of resale by such Affiliate and not for use in a clinical study, charitable purposes, compassionate use or as free marketing samples provided in the customary course of the Invoicing Entity’s business, Net Sales will be equal to the fair market value of the Licensed Products so transferred, assuming an arm’s length transaction made in the ordinary course of business;

(ii) if (A) an Invoicing Entity receives non-cash consideration for any Licensed Products, (B) an Invoicing Entity sells Licensed Product in a transaction not at arm’s length with a non-Affiliate of an Invoicing Entity, or (C) any Licensed Product is sold by an Invoicing Entity at a discounted price that is substantially lower than the customary prices charged by Invoicing Entity, then Net Sales will be calculated based on the fair market value of such consideration or transaction, assuming an arm’s length transaction made in the ordinary course of business, not to exceed the list price of the Licensed Products in any event; and

(iii) with respect to any provision hereof requiring a calculation of fair market value, assuming an arm’s length transaction made in the ordinary course of business, the Invoicing Entity may use the average price of the relevant Licensed Product sold for cash during the relevant period in the relevant country.

Transfers of Licensed Products by an Invoicing Entity to its Affiliate or a Sublicensee for resale by such Affiliate or Sublicensee or use in clinical studies, for compassionate use, or use as free marketing samples, will not be deemed Net Sales. Instead, if applicable, Net Sales will be determined based on the gross amount billed or invoiced by such Affiliate or Sublicensee upon resale of such Licensed Products to a Third Party purchaser. Transfers of Licensed Products by an

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Invoicing Entity for use in clinical studies, for compassionate use, or use as free marketing samples will not be deemed Net Sales unless such Invoicing Entity bills or invoices for such Licensed Products, in which case, Net Sales will be determined based on the gross amount billed or invoiced by such Invoicing Entity upon transfer for such use.

If Sana enters into a Sublicense pursuant to which running royalties based on the net sales of a Licensed Product are payable to Sana and Sana is unable to incorporate into such Sublicense the Net Sales definition hereunder, then Sana may submit a request to Beam that the definition of net sales agreed upon in such Sublicense be deemed to apply to any amounts billed or invoiced by such Sublicensee under such Sublicense with respect to such Licensed Products. In addition to such proposal, Sana shall demonstrate to Beam’s satisfaction, in Beam’s sole discretion, that Beam would receive an amount of running royalties under such Sublicense applying such net sales definition equal to or greater than the amount of running royalties that Beam would otherwise receive under the definition of Net Sales hereunder. If Sana makes such demonstration to Beam’s satisfaction, then the net sales definition under such Sublicense shall be deemed to apply to royalty payments on Licensed Products owed by Sana to Beam with respect to such Sublicensee.

1.82“Nomination Notice” means either an Additional CAR Antigen Target Nomination Notice, Genetic Target Nomination Notice, Additional PSC Product Type Nomination Notice, or a Replacement Nomination Notice. Notwithstanding anything to the contrary in Section 14.5, each Nomination Notice shall be provided as set forth in Section 14.5 and emailed to Beam’s Alliance Manager to be effective.

1.83“Nuclease Editing” means the process of utilizing a nuclease to induce double-strand breaks in DNA for [***]. Nuclease Editing excludes [***].

1.84“Patent Challenge” means any direct, or indirect through the actions of another acting on Sana’s, its Affiliate’s, or a Sublicensee’s behalf or upon its or their instruction, dispute or challenge, or any knowing, willful, or reckless assistance in the dispute or challenge by another, of the validity, patentability, scope, priority, construction, non-infringement, inventorship, ownership or enforceability of any Beam Patents or any [***] Patent Rights or any claim thereof, or opposition or assistance in the opposition of the grant of any letters patent within the Beam Patents or [***] Patent Rights, in any legal or administrative proceedings in a court of law, before the United States Patent and Trademark Office or other similar agency or tribunal in any jurisdiction, or in arbitration including by reexamination, inter partes review, opposition, interference, post-grant review, nullity proceeding, preissuance submission, third party submission, derivation proceeding or declaratory judgment action. For clarity, a Patent Challenge shall not include (a) arguments made by Sana that (i) distinguish the inventions claimed in patents or patent applications owned or controlled by Sana (“Sana Patents”) from those claimed in the Beam Patents or [***] Patent Rights but (ii) do not disparage the Beam Patents or [***] Patent Rights or challenge the validity, scope, or enforceability of the Beam Patents’ or [***] Patent Rights’ claims (excluding any claims that have been abandoned, lapsed, expired, or are otherwise no longer in force) under applicable patent laws, regulations or administrative rules, in each case (A) in the ordinary course of ex parte prosecution of the Sana Patents or (B) in inter partes proceedings before the United States Patent and Trademark Office or other agency or tribunal in any jurisdiction (excluding interferences or derivation proceedings), or in arbitration, wherein the

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Sana Patents have been challenged; (b) arguments or assertions as to whether the Beam Patents or [***] Patent Rights Cover a given product, to the extent arising in an action, claim or proceeding brought by Beam or by the [***] or any Other Institution; (c) Sana payments of patent costs to another licensor or assignor of Sana Patents as required by the agreement under which the Sana obtained rights to such patent rights, even if the licensor or assignor is engaging in behavior or presenting arguments that would themselves be considered a Patent Challenge if done by Sana; nor (d) Sana being named as an essential party, real party in interest or other status similar to either of the foregoing, in an interference between the Beam Patents or [***] Patent Rights and Sana Patents or other adversarial proceeding similar to an interference.

1.85“Patent Rights” means all patents and patent applications (which for the purpose of this Agreement shall be deemed to include certificates of invention and applications for certificates of invention), including all divisionals, continuations, substitutions, continuations-in-part, re-examinations, reissues, additions, renewals, revalidations, extensions, registrations and supplemental protection certificates and the like of any such patents and patent applications, and any and all foreign equivalents of the foregoing.

1.86“Person” means any individual, partnership, limited liability company, firm, corporation, association, trust, unincorporated organization, Governmental Authority, or other entity.

1.87“Phase 1 Clinical Study” means a clinical study in any country involving the initial introduction of an investigational new drug into humans, typically designed to determine the metabolism and pharmacologic actions of the drug in humans, the side effects associated with increasing doses, and, if possible, to gain early evidence on effectiveness. In the United States, “Phase 1 Clinical Study” means a human clinical study that satisfies the requirements of 21 C.F.R. § 312.21(a).

1.88“Phase 2 Clinical Study” means a human clinical study in any country conducted to evaluate the effectiveness of a drug for a particular indication or indications in patients with the disease or condition under study and, possibly, to determine the common short-term side effects and risks associated with the drug. In the United States, “Phase 2 Clinical Study” means a human clinical study that satisfies the requirements of 21 C.F.R. § 312.21 (b).

1.89“Phase 3 Clinical Study” means a human clinical study in any country, whether controlled or uncontrolled, that is performed after preliminary evidence suggesting effectiveness of the drug under evaluation has been obtained, and intended to gather the additional information about effectiveness and safety that is needed to evaluate the overall benefit-risk relationship of the drug and to provide an adequate basis for physician labeling. In the United States, “Phase 3 Clinical Study” means a human clinical study that satisfies the requirements of 21 C.F.R. § 312.21 (c).

1.90“Pricing Approval” means such governmental approval, agreement, determination or decision establishing prices for a Licensed Product that can be charged and/or reimbursed in regulatory jurisdictions where the applicable Governmental Authorities approve or determine the price and/or reimbursement of pharmaceutical products.

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1.91“Prime Editing” means the process of utilizing [***].

1.92“Product Type” means any type of cell.

1.93“PSCs” means induced pluripotent stem cells and embryonic stem cells.

1.94“PSC Product” means any therapeutic product that is or contains an Edited cell of PSC Product Type(s), including any cell that is cultured or physically descended from any such Edited cell.

1.95“PSC Product Type” means the following human cell types: (a) [***] differentiated from PSCs; (b) [***] differentiated from PSCs; and (c) if applicable, any Additional PSC Product Type selected pursuant to Section 3.1(b); provided, however, that if a Replacement PSC Product Type is selected pursuant to Section 3.2 to replace either of the foregoing PSC Product Types in subsection (a) or (b) above, such Replacement PSC Product Type will become a PSC Product Type, and the replaced PSC Product Type will no longer be a PSC Product Type.

1.96“Regulatory Authority” means any applicable Governmental Authority responsible for granting INDs or Marketing Approvals for Licensed Products, including the FDA, EMA, and any corresponding national or regional regulatory authorities.

1.97“Regulatory Exclusivity” means any exclusive marketing rights or data exclusivity rights conferred by any Regulatory Authority with respect to a biopharmaceutical product other than Patent Rights, including orphan drug exclusivity, new chemical entity exclusivity, data exclusivity, pediatric exclusivity, rights conferred in the United States under the Hatch-Waxman Act, the FDA Modernization Act of 1997 or the Biologics Price Competition and Innovation Act, or rights similar thereto outside the United States.

1.98“Regulatory Materials” means any regulatory application, submission, notification, communication, correspondence, registration and other filings and submissions made to, received from or otherwise conducted with a Regulatory Authority in order to research, develop, manufacture, or commercialize a Licensed Product in a particular country or jurisdiction. “Regulatory Materials” include all INDs, BLAs, NDAs and Marketing Approvals.

1.99“Related Product” means with respect to a Licensed Product (the “reference Licensed Product”), a Licensed Product targeting (a) the same Genetic Target and (b) (i) same splicing variant or mutation or (ii) a splicing variant or mutation whose alteration would have the same intended clinical outcome in the same intended patient population, in each case of clause (a), (b)(i) and (b)(ii) as the reference Licensed Product.

1.100“Sana Technology” means all Know-How and Patent Rights that are (a) Controlled by Sana and its Affiliates as of the Effective Date or during the Term; (b) necessary or useful for Beam to perform its obligations under a Technology Transfer Plan; and (c) solely with respect to such Know-How, actually disclosed or otherwise provided by Sana to Beam in connection with a Technology Transfer Plan.

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1.101 “Specified PSC Product Types” means: (a) [***] cells differentiated from PSCs; and (b) [***] cells differentiated from PSCs.

1.102“Subcontractor” means a consultant, subcontractor, academic researcher or other vendors performing a Party’s obligations under this Agreement on such Party’s behalf.

1.103“Sublicense” means any right (including any sublicense or covenant not to sue) granted by Sana or any Sublicensee to any Third Party, under or with respect to or permitting any use or exploitation of any of the Beam Patents or otherwise permitting the development, manufacture, marketing, distribution, use or sale of Licensed Products.

1.104“Sublicensee” means any Person or entity granted a Sublicense.

1.105“Territory” means worldwide.

1.106“Third Party” means any Person other than a Party or an Affiliate of a Party.

1.107“Third Party Licenses” means the Existing Third Party Licenses and any Third Party In-License that is deemed to be a Third Party License pursuant to Section 2.4(b).

1.108“United States” or “U.S.” means the United States of America, including its territories and possessions.

1.109“Valid Claim” means: (a) a claim of an issued and unexpired patent within the Beam Patents that has not been (i) held permanently revoked, unenforceable, unpatentable or invalid by a decision of a court or governmental body of competent jurisdiction, unappealable or unappealed within the time allowed for appeal, (ii) rendered unenforceable through disclaimer, or (iii) permanently lost through an interference or opposition proceeding without any right of appeal or review, or not appealed or put in for review within the applicable statutory or regulatory period; or (b) a pending claim of a pending patent application within the Patent Rights that has not been (i) abandoned or finally rejected without the possibility of appeal or refiling or (ii) pending more than [***] years from the [***] on such pending patent application, provided such patent application is not pending more than [***] years from its earliest priority date. A pending claim that ceases to be a Valid Claim due to the foregoing time limit shall, if it later issues, qualify again as a Valid Claim, provided that it meets the requirements of clauses (a)(i)-(iii) of the foregoing definition.

1.110Interpretation. In this Agreement, unless otherwise specified:

(a)The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.

(b)words denoting the singular shall include the plural and vice versa and words denoting any gender shall include all genders;

(c)the words “shall” and “will” have the same meaning;

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(d)references to any specific law, rule or regulation, or article, section or other division thereof, will be deemed to include the then-current amendments thereto or any replacement or successor law, rule or regulation thereof;

(e)references to “days” will mean calendar days, unless otherwise specified;

(f)any definition of or reference to any agreement, instrument or other document herein will be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein);

(g)words such as “herein”, “hereof”, and “hereunder” refer to this Agreement as a whole and not merely to the particular provision in which such words appear; and

(h)the Exhibits and other attachments form part of the operative provision of this Agreement and references to “this Agreement” shall include references to the Exhibits and attachments.

1.111Additional Definitions. The following table identifies the location of definitions set forth in various Sections of the Agreement:

Definition	Section
Achieved Milestone	8.4(b)
Additional CAR Antigen Target	3.1(a)
Additional CAR Antigen Target Nomination Notice	3.1(a)
Additional Option Payment	8.3
Additional PSC Product Type Nomination Notice	3.1(b)
Alliance Manager	4.1
Applicable Patent Rights	9.1(h)
Assuming Party	9.2(d)(ii)
Beam Indemnitees	13.2
[***] Indemnitees	13.3
Beam Withholding Tax Action	8.11(b)
[***] Royalty Term	8.7(a)
[***]	9.1(c)(ii)(1)
Claims	13.3
Commercial Milestone Event	8.5
Confidentiality Agreement	14.9
CREATE Act	9.1(h)
Development Milestone Event	8.4
Disclosed Platform Know-How	9.1(d)
Disclosing Party	10.1(a)
Dispute	14.6

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Employee-Initiated Solicitation	14.2
Enforcing Party	9.3(b)
Existing Employer	14.2
[***]	9.1(c)(ii)(2)
Genetic Target Nomination Notice	3.3
Genetic Target Selection Term	3.3
[***]	14.10
Indemnified Party	13.4
Indemnifying Party	13.4
Initial Technology Transfer Budget	5.1
Initial Technology Transfer Plan	5.1
Joint Inventions	9.1(a)
Jointly-Owned Inventions	9.1(e)
Jointly-Owned Patents	9.1(f)
Liabilities	13.1
[***]	6.3
[***]	14.10
New Genetic Target	3.3
Option Maximum	3.1(d)
Other Institutions	14.10
Prior MTA	14.9
Product Marks	9.6
Proposed Genetic Target	3.3
Prosecuting Party	9.2(d)(ii)
Prospective Employer	14.2
Receiving Party	10.1(a)
Relevant Enforcement Action	9.3(b)
Replacement CAR Antigen Target	3.2
Replacement Genetic Target	3.3
Replacement Nomination Notice	3.2
Replacement PSC Product Type	3.2
Replacement Selection Term	3.2
Royalty Information	8.7(d)
Royalty Term	8.7(c)
Sana Indemnitees	13.1
Sana Withholding Tax Action	8.11(c)
SEC	10.5(b)
Skipped Milestone	8.4(b)
Sole Inventions	9.1(a)

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Soliciting Employee	14.2
Technology Transfer Budget	5.1
Technology Transfer Plan	5.1
Term	11.1
Third Party In-Licenses	2.4(b)

Article 2
LICENSES

2.1Licenses to Sana.

(a)Beam Platform Technology. Beam hereby grants to Sana a non-exclusive, non-transferable (except in accordance with Section 14.3), royalty-bearing license, with the right to grant sublicenses solely as provided in Section 2.1(c), under the Beam Platform Technology: (i) manufacture and have manufactured the Cas12b Platform Components; and (ii) use the Cas12b Platform Components to perform Nuclease Editing; in each case of (i) and (ii) solely for the purpose of researching or developing Licensed Products in the Territory solely for use in the Field.

(b)Beam Product Technology Patents. Beam hereby grants to Sana a non-exclusive, non-transferable (except in accordance with Section 14.3), royalty-bearing license, with the right to grant sublicenses solely as provided in Section 2.1(c), (i) under the Beam Product Technology Patents, to research, develop, make, have made, use, sell, offer for sale, import, commercialize or otherwise exploit Licensed Products in the Territory solely for use in the Field; and (ii) under the Beam Platform Technology, as necessary to manufacture Licensed Products in the Territory solely for use in the Field.

(c)Sublicenses.

(i)Subject to the terms and conditions of this Agreement and the applicable Third Party Licenses, Sana may grant a sublicense: (A) under the license granted by Beam to Sana in Section 2.1(a), to Sana’s CROs, CMOs and Subcontractors solely for purposes researching and developing Licensed Products on behalf of Sana or its Affiliates in the Field in the Territory; (B) under the license granted by Beam to Sana in Section 2.1(b), to one or more Affiliates or Third Parties solely for purposes of development, manufacture and commercialization of one or more Licensed Products (through one or more (but not to exceed [***]) tiers); and (C) under the license(s) granted by Beam to Sana under Section 2.1(a) and/or Section 2.1(b), for purposes other than as described in the foregoing clause (A) or (B), to one or more Affiliates or Third Parties subject to Beam’s prior written consent. Sana shall remain responsible for the performance of all of its Affiliates, Sublicensees, CMOs, CROs and Subcontractors to the same extent as if such activities were conducted by Sana, and shall remain responsible for any payments due hereunder with respect to activities of any of its Affiliates or Sublicensees. In any agreement entered into by Sana with an Affiliate, Sublicensee, CRO, CMO or Subcontractor that grants rights to such Sublicensee, CRO, CMO or Subcontractor under any [***] Patent Rights sublicensed to Sana pursuant to this Agreement, Sana shall ensure that each such agreement includes (A) the requirement that such Affiliate, Sublicensee, CRO, CMO or Subcontractor complies with the

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provisions set forth on Exhibit D, and (B) all other provisions set forth in Section 2.3 (with respect to Affiliates) or Section 2.4 (with respect to Sublicensees, CROs, CMOs and Subcontractors) of the [***] Agreement, as applicable to such Affiliate, Sublicensee, CRO, CMO or Subcontractor.

(ii)Sana shall provide Beam with a copy of each executed Sublicensee agreement promptly after execution thereof (but in any event within [***]), which shall be treated by Beam as Sana’s Confidential Information, provided that (A) Sana shall have no obligation to provide Beam with a copy of any agreement between Sana or a Sublicensee, on the one hand, and an Affiliate of Sana or such Sublicensee, or any agreement with a CRO or CMO (solely for the provision of research or services for or on behalf of Sana or its Affiliates), and (B) with respect to any Sublicensee agreement that includes a sublicense under a Third Party License that requires Beam to provide the applicable Third Party licensor a copy of any such Sublicensee agreement or a summary of the terms of such Sublicensee agreement, Beam shall be permitted to provide such Third Party licensor with such copy or summary in accordance with Section 10.3(c). Prior to providing a copy of such Sublicensee agreement to Beam, Sana may, except to the extent otherwise required under any Third Party License, redact certain terms of any such Sublicensee agreement to the extent not pertinent to an understanding of a Party’s obligations or benefits under this Agreement or a verification of compliance with the requirements of this Agreement.

(iii)Each agreement in which Sana grants a sublicense hereunder shall be subject to the applicable terms and conditions of this Agreement and shall expressly include the terms set forth in Exhibit D with respect to each Third Party License sublicensed to the Affiliate, Sublicensee, CRO or Subcontractor, as applicable.

(iv)Solely to the extent that Sana, its Affiliate or Sublicensee is permitted to grant a sublicense under this Section 2.1 and has the right to grant further sublicenses, if Sana, such Affiliate or such Sublicensee cannot grant such further sublicenses under a particular Third Party License, then at Sana’s request in conjunction with Sana’s granting of a sublicense under this Section 2.1(c), or its Affiliate or Sublicensee’s granting of a further sublicense, Beam shall not unreasonably refuse to grant a sublicense under such Third Party License to such Affiliate or Sublicensee (or further Sublicensee) for no additional consideration to Beam and otherwise on terms that are consistent with the Third Party License, the sublicense granted by Sana to its Affiliate or such Sublicensee, and the terms of this Agreement.

(d)Retained Rights. Notwithstanding the licenses granted by Beam to Sana in this Section 2.1, Sana acknowledges and agrees to the Institutions’ (as defined in the [***] Agreement) reserved rights and the restrictions set forth in Section 2.2 of the [***] Agreement. Additionally, notwithstanding anything to the contrary set forth in this Agreement, Sana acknowledges and agrees that the licenses granted to Sana under this Section 2.1 expressly exclude any right to engage in any Excluded Activities.

(e)[***] Agreement. Without limitation, Sana expressly understands and agrees that, the rights and licenses granted under this Agreement (insofar as they relate to a sublicense of the [***] Patent Rights) are subject to, and Sana will comply, and will cause its Affiliates, Sublicensees, Subcontractors and CROs to comply with, all applicable terms and conditions of the [***] Agreement, whether or not expressly stated in this Agreement or any

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Exhibit. Sana represents and warrants that it has received on [***], a redacted copy of the [***] Agreement, and has reviewed such copy of the [***] Agreement. In the event of a conflict between this Agreement (including any Exhibits) and the [***] Agreement, the [***] Agreement shall control.

2.2License to Beam. Subject to the terms and conditions of this Agreement, Sana hereby grants to Beam a royalty-free, non-exclusive license, with the right to grant sublicenses only to its Affiliates and Subcontractors (subject to Section 2.5), under the Sana Technology, solely to conduct those research activities allocated to Beam in the Technology Transfer Plan.

2.3No Implied Licenses; Negative Covenant. Except as expressly set forth herein, neither Party shall acquire any license or other intellectual property interest, by implication or otherwise, under or to any Patent Rights, Know-How, or other intellectual property Controlled by the other Party, or in the case of Sana, as to any technology, intellectual property rights, products or biological materials of the any Institute (as defined in the [***] Agreement), or any other entity, regardless of whether such technology, intellectual property rights, products or biological materials are dominant, subordinate or otherwise related to any [***] Patent Rights. Sana hereby covenants and agrees that it will not, and will not permit any Affiliate or Sublicensee to, use the Beam Patents for (a) Human Germline Modification, (b) the stimulation of biased inheritance of particular genes or traits within a population of plants or animals, or (c) for modifying the tobacco plant (including any plant part, plant cell, plant tissue or plant seed), except for modifications that (i) are related to the use of the tobacco plant as a manufacturing system or as a model system for research purposes but (ii) are not related to any use or application in the cultivation, growth, manufacture, exportation or production of any tobacco product.

2.4Third Party Licenses.

(a)Terms of Third Party Licenses. Sana acknowledges that the licenses granted to Sana in Section 2.1 include sublicenses under certain Beam Technology that is licensed to Beam pursuant to Third Party Licenses (i) set forth on Exhibit B, in the case of Existing Third Party Licenses, or (ii) disclosed to Sana in accordance with Section 2.4(b) in the case of other Third Party Licenses. Sana also acknowledges that the licenses granted to Sana in Section 2.1 are subject to, and that Sana will comply with, the terms of the Existing Third Party Licenses as set forth on Exhibit D.

(b)Additional Third Party Licenses. If Beam or any of its Affiliates enters into any agreement with a Third Party after the Effective Date pursuant to which it obtains a license from such Third Party or acquires any Patent Rights that would, absent any restriction relating to Patent Rights in-licensed or acquired after the Effective Date, fall within the definition of Beam Technology (including any amendment to a Third Party License to add rights to any such additional Patent Rights) (“Third Party In-Licenses”), then Beam shall provide Sana with written notice [***]. For clarity, any such provided [***]. Any Third Party In-License for which Beam is required to provide Sana notice under this Section 2.4(b) shall be [***]. If no such notice is provided within [***] after Sana’s receipt of disclosure notice with respect to the Third Party In-License, then the [***]. In the event that [***].

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2.5Subcontractors. Each Party may engage Subcontractors to perform any activities assigned to it under the Technology Transfer Plan or otherwise under this Agreement. Each contract between a Party and a Subcontractor shall be consistent with the provisions of this Agreement (including Section 2.1(c)), and shall include provisions that enable the subcontracting Party to comply with all its obligations under this Agreement as though such Party had performed the contracted work itself. Each Party shall be responsible for the management of its Subcontractors and shall remain directly responsible for its obligations to conduct the activities assigned to it under the Technology Transfer Plan or otherwise under this Agreement that have been delegated or Subcontracted to any Subcontractor, and shall be directly responsible for the performance of its Subcontractors.

Article 3
ADDITIONS; SUBSTITUTIONS

3.1Option for Additional CAR Antigen Targets and Additional PSC Product Types.

(a)Option for Additional CAR Antigen Targets. During the Additional Selection Term and subject to the Option Maximum as defined in and in accordance with Section 3.1(d), Sana shall have the option to select, at Sana’s discretion and by submission of a nomination notice to Beam (each, an “Additional CAR Antigen Target Nomination Notice”), up to [***] single Antigen Targets as nominated Additional CAR Antigen Targets under this Agreement. Each Additional CAR Antigen Target Nomination Notice shall include the GenBank reference number for each nominated Antigen Target. Unless Beam provides an Ineligibility Notice with respect to any nominated Antigen Target, such Antigen Target nominated by Sana under an Additional CAR Antigen Target Nomination Notice shall automatically be deemed eligible to be an “Additional CAR Antigen Target” under this Agreement (up to the Option Maximum), and will become an Additional CAR Antigen Target upon timely payment of the Additional Option Payment. If the Additional Option Payment is not timely paid, then the selected Antigen Target will not become an Additional CAR Antigen Target.

(b)Option for Additional PSC Product Types. During the Additional Selection Term and subject to the Option Maximum as defined in and in accordance with Section 3.1(d), Sana shall have the option to select, at Sana’s discretion and by submission of a nomination notice to Beam (each, “Additional PSC Product Type Nomination Notice”) any Specified PSC Product Type as an Additional PSC Product Type under this Agreement. Unless Beam provides an Ineligibility Notice, the Specified PSC Product Type shall automatically be deemed eligible to be an Additional PSC Product Type under this Agreement (up to the Option Maximum), and will become an Additional PSC Product Type upon timely payment of the Additional Option Payment. If the Additional Option Payment is not timely paid, then the selected Specified PSC Product Type will not become an Additional PSC Product Type.

(c)Effect of Ineligibility Notice. If Beam provides a Ineligibility Notice under subsection (a) or (b) above, then, notwithstanding the expiration of the Additional Selection Term prior to Sana’s successful nominations up to the Option Maximum, Sana shall, at a minimum, have an additional [***] days to select (i) an alternative Antigen Target as a nominated Additional CAR

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Antigen Target or (ii) an alternative Specified PSC Product Type as a nominated Additional PSC Product Type; in each case subject to the limitations in Section 3.1(a) or 3.1(b) (and so on until any such selected Antigen Target becomes an Additional CAR Antigen Target or any Specified PSC Product Type becomes an Additional PSC Product Type, as applicable), provided, however that in no event shall Sana have greater than [***] months after the expiration of the Additional Selection Term for the nomination described in the foregoing (i) or (ii).

(d)Option Maximum. Sana shall have the right to add a maximum of [***] Additional CAR Antigen Targets and/or Additional PSC Product Types in the aggregate under this Agreement during the Additional Selection Term, as may be extended as described in Section 3.1(c) (the “Option Maximum”). The Option Maximum can be reached only by either (i) the addition of [***] Additional CAR Antigen Targets, (ii) the addition of [***] Additional CAR Antigen Target and [***] Additional PSC Product Type, or (iii) the addition of [***] Additional PSC Product Types.

(e)Payment of Additional Option Payment. Upon any Antigen Target nominated by Sana pursuant to Section 3.1(a) being selected as an Additional CAR Antigen Target and upon any Specified PSC Product Type being selected as an Additional PSC Product Type, Sana shall pay the Additional Option Payment for such Additional CAR Antigen Target or Additional PSC Product Type, as applicable, in accordance with Section 8.3.

3.2Replacement CAR Antigen Target or Replacement PSC Product Type. At any time after the Effective Date, and prior to the third anniversary of the Effective Date (the “Replacement Selection Term”), Sana shall have the right to select, at Sana’s discretion and by submission of a nomination notice to Beam (each, a “Replacement Nomination Notice”), either (a) a single Antigen Target as a replacement for one of the CAR Antigen Targets or (b) if not previously selected as pursuant to Section 3.1(b), any Specified PSC Product Type as a replacement for one of the PSC Product Types specified in subsection (a) or (b) of the definition of PSC Product Types. Sana may submit a Replacement Nomination Notice up to [***] times per year, provided, however that (A) in the event Beam provides an Ineligibility Notice, Sana may submit additional Replacement Nomination Notices during the applicable year with respect to any applicable Antigen Target which is a Blocked Antigen Target; and (B) any Replacement Nomination Notice may contain multiple single Antigen Target candidates for a Replacement CAR Antigen Target, specifying order of preference. Each Replacement Nomination Notice with respect to a proposed Replacement CAR Antigen Target shall include the GenBank reference number for such Antigen Target and shall specify the CAR Antigen Target that will be replaced if such Antigen Target is deemed a Replacement CAR Antigen Target as set forth herein. With respect to Antigen Targets candidates, the first-preference (as specified in the Replacement Nomination Notice) Antigen Target which is not a Blocked Antigen Target nominated by Sana under a Replacement Nomination Notice shall automatically be deemed a “Replacement CAR Antigen Target” or a “Replacement PSC Product Type”, as applicable, under this Agreement unless Beam provides a Non-Availability notice to Sana in accordance with Section 3.4. If all Antigen Targets selected by Sana under such Replacement Nomination Notice fail to become a Replacement CAR Antigen Target because it/they is/are a Blocked Antigen Target, then, notwithstanding the expiration of the Replacement Selection Term Sana shall have an additional [***] to select an alternative Antigen Target as a nominated Replacement CAR Antigen Target

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(and such process may be repeated until any such selected Antigen Target becomes a Replacement CAR Antigen Target), provided, however that in no event shall Sana have greater than [***] after the expiration of the Replacement Selection Term for the nomination described in the foregoing (i) or (ii). Effective upon: (x) any Antigen Target being deemed a Replacement CAR Antigen Target, such Replacement CAR Antigen Target shall be deemed a CAR Antigen Target and the replaced CAR Antigen Target shall no longer be deemed a CAR Antigen Target; and (y) any Specified PSC Product Type being deemed a Replacement PSC Product Type, such Specified PSC Product Type shall be deemed a PSC Product Type and the replaced PSC Product Type shall no longer be deemed a PSC Product Type. Sana shall only have the right to designate [***] Replacement CAR Antigen Target or [***] Replacement PSC Product Type under this Agreement.

3.3Genetic Target Nominations. At any time after the Effective Date, and prior to the third anniversary of the Effective Date (the “Genetic Target Selection Term”), Sana shall have the right to select for each Product Type, at Sana’s discretion and by submission of a nomination notice to Beam (each, a “Genetic Target Nomination Notice”), either: (a) a new proposed Genetic Target (a “New Genetic Target”); or (b) a proposed Genetic Target as a replacement for one of the previously selected Genetic Targets (a “Replacement Genetic Target”); in each case ((a) and (b)) provided that (i) the Genetic Target Nomination Notice may only be delivered [***] per Calendar Quarter unless the Genetic Target Selection Term is deemed extended as described below, in which case Sana may provide a Genetic Target Nomination Notice up to [***] every calendar month during any such deemed extension; and (ii) Sana shall not submit any Genetic Target Nomination Notice which could result in a total number of Genetic Targets for any Product Type being greater than the Genetic Target Maximum. Each Genetic Target Nomination Notice shall specify the Product Type for which it applies, and include the GenBank reference number for such New Genetic Target or Replacement Genetic Target, as applicable (the “Proposed Genetic Target”) and, with respect to Replacement Genetic Targets, shall specify the Genetic Target that will be replaced if such Proposed Genetic Target is deemed a Genetic Target as set forth herein. Each Proposed Genetic Target nominated by Sana under a Genetic Target Nomination Notice shall automatically be deemed a Genetic Target under this Agreement unless Beam provides an Ineligibility Notice therefor. If Beam provides a Ineligibility Notice, then notwithstanding the expiration of the Genetic Target Selection Term due to Sana’s submitted proposed Genetic Target(s) being Blocked Genetic Target(s), Sana shall, at a minimum, have an additional [***] to select an alternative Proposed Genetic Target for the applicable Product Type (and such process may be repeated until any such Proposed Genetic Target becomes a Genetic Target), provided, however that in no event shall Sana have greater than [***] months after the expiration of the Genetic Target Selection Term for the nomination described in the foregoing (i) or (ii). Effective upon any Replacement Genetic Target being deemed a Genetic Target for any Product Type, the replaced Genetic Target shall no longer be deemed a Genetic Target for such Product Type.

3.4Blocked Antigen Targets, Blocked Genetic Targets, or Blocked Product Types. Within [***] Business Days after Beam’s receipt of a Nomination Notice submitted in accordance with the terms of this Agreement, Beam shall notify Sana in writing confirming whether or not such Antigen Target is a Blocked Antigen Target, whether or not such Genetic Target is a Blocked Genetic Target, or whether or not a Specified PSC Product Type is a Blocked Product Type. If at any time during the Additional Selection Term (or any extended time period for selection as set

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forth on Section 3.1(a) or Section 3.1(b)), or during the Genetic Target Selection Term, or during the Replacement Selection Term (or any extended time period for selection as set forth on Section 3.2), any Ineligibility that precluded Beam from selecting as an Additional CAR Antigen Target, Proposed Genetic Target, Additional PSC Product Type or Replacement CAR Antigen Target, as applicable, an Antigen Target, Genetic Target or Product Type that Sana previously nominated under a Nomination Notice later expires, terminates or is otherwise modified such that such proposed Antigen Target would no longer be a Blocked Antigen Target, such Proposed Genetic Target would no longer be a Blocked Genetic Target or such Product Type would no longer be a Blocked Product Type, as applicable, then Beam will promptly notify Sana of such expiration, termination or modification (as applicable).

Article 4
COMMUNICATION

4.1Alliance Managers. Promptly following the Effective Date, each Party shall designate an individual to serve as the main point of contact for each Party for the activities under this Agreement to exchange information, facilitate communication and coordinate the Parties’ activities hereunder (each, an “Alliance Manager”). Each Party may change its designated Alliance Manager from time to time upon written notice to the other Party.

Article 5
TECHNOLOGY TRANSFER

5.1Initial Technology Transfer. Within [***] Business Days following the Effective Date, Beam shall, at no additional cost to Sana, provide a technology transfer to Sana or its designee of (a) the [***], (b) [***] described or specified in or generated under the Technology Transfer Plan; and (c) the other information and assistance specifically described in Exhibit E (the “Initial Technology Transfer Plan”). [***] shall be responsible for the internal and out-of-pocket costs incurred in connection with Initial Technology Transfer Plan in accordance with the budget (the “Initial Technology Transfer Budget”) set forth in Exhibit E. In addition, the Parties may from time to time agree in writing certain other technology transfer activities. Any such activities will be set forth in a written plan (each such plan, including the Initial Technology Transfer Plan, a “Technology Transfer Plan”) that includes the timeline and details of all technology transfer activities to be conducted thereunder. In addition, with respect to each Technology Transfer Plan, the Parties will agree in writing in advance upon a mutually agreed budget [***] incurred in connection with any such Technology Transfer Plan (each such budget, including the Initial Technology Transfer Budget, a “Technology Transfer Budget”).

5.2Technology Transfer Cost. Sana shall be responsible to reimburse Beam for internal costs (at the then-current FTE Rate) and out-of-pocket costs incurred in performance of any Technology Transfer Plan incurred in accordance with the applicable Technology Transfer Budget and Section 8.2, with the exception of [***]. Sana shall be responsible for all costs Sana or its Affiliates incur with respect to activities assigned to it under any Technology Transfer Plan.

5.3Performance. Each Party shall carry out the activities assigned to it under the Technology Transfer Plan in accordance with the timeline therefor contemplated by the

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Technology Transfer Plan and shall conduct such activities in good scientific manner, in compliance with all applicable Laws in all material respects, including where applicable, cGMP, GLP and GCP.

Article 6
DEVELOPMENT AND REGULATORY; COMMERCIALIZATION

6.1General. Subject to the terms and conditions of this Agreement, as between the Parties, Sana will be solely responsible for the development of each Licensed Product in the Field after the completion of the applicable Technology Transfer Plan, at Sana’s sole cost and expense.

6.2Development Costs. Sana shall be solely responsible for all costs and expenses incurred in the development of the Licensed Products under this Agreement.

6.3Reports. Within [***] days after the end of each Calendar Year, Sana shall provide Beam with a written report summarizing at a high level, all material development and commercialization activities performed by or on behalf of Sana, its Affiliates and Sublicensees for the Licensed Products in the Field since the last report, including: (a) research and development activities, including information regarding the status of specific Licensed Products in development and their therapeutic applications, including [***] Licensed Products being developed or commercialized; (b) the status of applications for Marketing Approvals, a summary of [***] (however, Sana will not be required to disclose any confidential or proprietary information related thereto that is not related to the Cas12b Platform Components); (c) commercialization or other distribution activities; and (d) marketing activities. Together with each report, Sana shall provide Beam with a copy of the then current development plan, which shall include sufficient detail to enable Beam to assess what Licensed Products are in development and the status of such development. In addition to Sana’s obligations under Section 6.3, Sana shall provide any [***] to Beam within a reasonably prompt period to allow for a reasonable opportunity for Beam to review and comment thereon, such period not to exceed [***] Business Days after the date of Sana’s receipt, unless the foregoing report is due prior to the expiration of such [***] day period.

6.4Cooperation. Sana and Beam recognize that common reagents, and common manufacturing process steps may be used in the manufacturing of both Licensed Products and Beam’s (or Beam’s Affiliates, licensees or sublicensees) products or compounds utilizing Cas12b Platform Components. To the extent that a Regulatory Authority requires Sana and Beam to share information regarding the use of such reagents and processes, the Parties will work in good faith to provide the information reasonably necessary to facilitate compliance with such Regulatory Authority requirement, and Beam shall use good faith efforts to obtain and share with Sana such information obtained from its Affiliates and Third Party licensees and sublicensees under the Beam Technology in connection with products or compounds utilizing the same Cas12b Platform Components as the Licensed Products. Sana agrees that Beam will have the right to share with such Affiliates and Third Parties any information provided by Sana under this Section 6.4.

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6.5Regulatory Strategies and Responsibilities.

(a)Sana shall be solely responsible for all regulatory affairs for the Licensed Products in the Field, including the preparation and filing of the IND, NDA and other Regulatory Materials for the Licensed Products in the Field, at its sole expense.

(b)Sana shall provide Beam with notice of all IND, BLA, or NDA submissions with any Regulatory Authorities in the Territory regarding the Licensed Products in a timely manner after submission thereof.

6.6Meetings with Regulatory Authorities. At Sana’s request and Beam’s agreement (not to be unreasonably withheld), Beam shall provide reasonable assistance to Sana in preparation for any in-person meeting or teleconference with a Regulatory Authority (or related advisory committees) or other request of a Regulatory Authority, in each case to the extent such assistance is reasonably required in order for Sana to seek or obtain Marketing Approval for Licensed Products, and provided that Beam will not be required to provide any Beam Confidential Information or Know-How beyond what is agreed pursuant to a Technology Transfer Plan. In the event that Beam agrees to provide any such assistance, Sana shall reimburse Beam, in accordance with Section 8.2, for those documented and agreed upon costs and expenses incurred by Beam in connection with conducting such activities.

6.7Commercialization. Subject to the terms and conditions of this Agreement, as between the Parties, Sana shall be solely responsible, at its sole cost and expense, for commercialization of Licensed Products in the Field in the Territory.

Article 7
MANUFACTURING

7.1Manufacturing Technology Transfer. Beam will notify Sana in the event that it establishes (in Beam’s sole discretion) a cGMP compliant manufacturing process for the Cas12b Platform Components licensed to Sana under Section 2.1(a). In such event, Sana may request that (b) Beam to transfer such process to Sana for Sana’s use in connection with the exercise of the rights granted to it under this Agreement or (b) facilitate an introduction to Beam’s current Third Party manufacturers for Cas12b Platform Components and permit such Third Party manufacturer(s) to manufacture such Cas12b Platform Components for Sana. In the event that Sana requests to transfer such process, the Parties will use good faith efforts to endeavor to negotiate and agree upon a manufacturing transfer plan and a budget to reimburse Beam for its internal costs (at the then-current FTE Rate) and out-of-pocket costs incurred in connection with any such transfer in accordance with Section 8.2. Beam will not be required to provide any manufacturing transfer unless and until the Parties agree upon such plan and budget.

Article 8
FINANCIAL PROVISIONS

8.1Upfront Payment. Within [***] Business Days after the Effective Date, Sana shall pay to Beam a one-time, non-refundable, non-creditable upfront payment of fifty million Dollars

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($50,000,000). The Parties acknowledge and agree that [***] of the foregoing upfront payment is in consideration of [***] expenses incurred by Beam prior to the Effective Date.

8.2Technology Transfer Plans; Reimbursement of Costs. Sana will pay Beam for its costs incurred for performance of any Technology Transfer Plan in accordance with the applicable Technology Transfer Budget. In addition, with respect to any manufacturing transfer, consultation or other assistance the Parties agree that Beam will provide in connection with this Agreement, the Parties will agree in writing in advance upon a budget for reimbursement to Beam of Beam’s internal costs (at the then-current FTE Rate) and out-of-pocket costs for such activities. Sana will pay all such costs, consistent with the agreed-upon budget, within [***] days after receipt of Beam’s invoice. Beam’s invoices will include information sufficient to enable Sana to compare the invoiced amounts against the applicable budget.

8.3Additional Option Payments. For each Antigen Target that is designated as an Additional CAR Antigen Target pursuant to Section 3.1(a) and for any Product Type that is designated as an Additional PSC Product Type pursuant to Section 3.1(b), Beam will issue Sana an invoice for a one-time payment equal to ten million Dollars ($10,000,000) (each, an “Additional Option Payment”) and Sana shall pay such Additional Option Payment within [***] Business Days after its receipt of such invoice from Beam.

8.4Development Milestone Payments. Subject to the remainder of this Section 8.4, Sana shall pay to Beam the milestone payments set forth in the “Milestone Payment A” column of the table below (each, a “Development Milestone Event”) upon the achievement of such Development Milestone Event by a Licensed Product being Developed or Commercialized by or on behalf of Sana or any of its Affiliates or Sublicensees, provided, however, that that in the event that [***], Sana shall, in lieu of the amount set forth in the “Milestone Payment A” column in the table below, instead pay to Beam the applicable milestone payment set forth in the “Milestone Payment B” column of the table below.

Development Milestone Event	Milestone Payment A	Milestone Payment B
1.[***]	[***]	[***]
2.[***]	[***]	[***]
3.[***]	[***]	[***]
4.[***]	[***]	[***]
5.[***]	[***]	[***]
6.[***]	[***]	[***]
7.[***]	[***]	[***]
8.[***]	[***]	[***]

(a)Each development milestone payment in this Section 8.4 will be non-refundable, non-creditable, and (i) will be payable only once for each Licensed Product, regardless

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of the number of times that such milestone event is achieved by such Licensed Product, and (ii) will not be payable (A) with respect to a subsequent achievement of the same Development Milestone Event by a Licensed Product that is a replacement for another Licensed Product, the development of which has been discontinued after achievement of such same Development Milestone Event, (B) with respect to a subsequent achievement of the same Development Milestone Event by any back-up Licensed Product that is a Related Product to a first Licensed Product that has already achieved such same Development Milestone Event, or (C) with respect to a subsequent achievement of the same Development Milestone Event by a Licensed Product that differs from a first Licensed Product that has achieved such same Milestone Event only by virtue of such subsequent Licensed Product’s being a different dosage strength or formulation of or using a different delivery system than such first Licensed Product.

(b)The milestones set forth in this Section 8.4 are intended to be successive. If a Licensed Product is not required to undergo the event associated with a particular Development Milestone Event for a given Licensed Product (a “Skipped Milestone”), such Skipped Milestone will be deemed to have been achieved upon the achievement by such Licensed Product of the next successive Development Milestone Event (“Achieved Milestone”). Payment for any Skipped Milestone that is owed in accordance with the provisions of Section 8.4 shall be due within [***] days after Sana learned of the achievement of the Achieved Milestone. For clarity, [***] in a jurisdiction shall not trigger payment of another [***] milestone not yet achieved (for example, [***] shall not trigger a payment obligation for [***], nor vice versa). Additionally, in the event that Sana [***] in the table above in this Section 8.4 [***], the applicable Development Milestone Event 7 or 8 shall be deemed achieved, and the applicable payment will then be due in accordance with this Section 8.4.

(c)Sana will notify Beam within [***] days after achievement (or deemed achievement) of each Development Milestone Event. Sana will pay to Beam the corresponding milestone payment set forth in the table above within [***] days after achievement of each Development Milestone Event.

8.5Commercial Milestone Payments. Subject to the remainder of this Section 8.5, Sana shall pay to Beam the milestone payments set forth in the table below when the annual aggregate Net Sales of each Licensed Product first reach the values indicated below (each, a “Commercial Milestone Event”); provided, however, that that in the event that [***], Sana shall, in lieu of the amount set forth in the “Milestone Payment A” column in the table below, instead pay to Beam the applicable milestone payment set forth in the “Milestone Payment B” column of the table below.

Annual Net Sales of each Licensed Product in the Territory	Milestone Payment A	Milestone Payments B
1.Exceed [***]	[***]	[***]
2.Exceed [***]	[***]	[***]

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(a)Each sales milestone payment in this Section 8.5 will be non-refundable, non-creditable and (i) will be payable only once for each Licensed Product, regardless of the number of times that such Commercial Milestone Event is achieved by such Licensed Product, and (ii) will not be payable (A) with respect to a subsequent achievement of the same Commercial Milestone Event by a Licensed Product that is a replacement for another Licensed Product, the commercialization of which has been discontinued after achievement of such same Milestone Event; (B) with respect to a subsequent achievement of the same Commercial Milestone Event by any back-up Licensed Product that is a Related Product to a first Licensed Product that has already achieved such same Commercial Milestone Event; and (C) with respect to a subsequent achievement of the same Commercial Milestone Event by a Licensed Product that differs from a first Licensed Product that has achieved such same Commercial Milestone Event only by virtue of such subsequent Licensed Product’s being a different dosage strength or formulation of or using a different delivery system than such first Licensed Product. For clarity, regardless of the number of Licensed Products that achieve any Commercial Milestone Event, in no event shall Sana pay Beam pursuant to this Section 8.5 more than $[***] with respect to each Licensed Product.

(b)The milestone payments in this Section 8.5 shall be additive, such that if more than one Commercial Milestone Event specified above is achieved in the same Calendar Year, then the milestone payments for all such milestone events so achieved shall be payable in the same Calendar Year in accordance with Section 8.5(c).

(c)As part of the Calendar Quarterly royalty report in Section 8.7(d), Sana shall notify Beam if the aggregate annual Net Sales of any Licensed Product first reached a value set forth above during the Calendar Quarter to which such report pertains. Sana shall pay to Beam the applicable sales milestone payments within [***] days after the conclusion of the Calendar Quarter in which the applicable Commercial Milestone Event is achieved.

8.6[***] Agreement Milestones. Notwithstanding anything to the contrary in Section 8.4 or 8.5, if: (a) (i) any event occurs with respect to a Licensed Product or any Enabled Product (as such term is defined in the [***] Agreement) developed or commercialized by Sana (or its Affiliates or Sublicensees) triggers a milestone payment by Beam pursuant to the [***] Agreement, and (ii) no milestone payment is owed by Sana to Beam under this Agreement or the amount of the milestone payment owed under this Agreement is less than the amount of the milestone payment owed by Beam under the [***] Agreement (including as a result of Section 4.5 of the [***] Agreement with respect to activities of Sana, its Affiliates and its Sublicensees); then (b) Sana will provide written notice to Beam and pay the amount of such milestone (or gross up its payment to Beam such that the amount of the milestone paid by Sana is not less than that owed by Beam under the [***] Agreement) to Beam within [***] days after receipt of Beam’s invoice therefor.

8.7Royalty Payments.

(a)Pass Through Royalty Payments. Sana shall pay Beam pass-through royalty payments equal to the royalty payments owed by Beam pursuant to the [***] Agreement

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as a direct result of the Net Sales of each Licensed Product sold by Sana, its Affiliates or Sublicensees that is a Licensed Product or Enabled Product (as defined in the [***] Agreement) for the duration of the Royalty Term (as such term is defined in the [***] Agreement and as used herein, the “[***] Royalty Term”) in accordance with the terms set forth on Exhibit F.

(b)Royalty Rates. Subject to the remainder of this Section 8.7, in addition to the payments set forth in Section 8.7(a), Sana shall pay Beam [***] of all Net Sales of each Licensed Product sold by Sana, its Affiliates or Sublicensees during the Royalty Term.

(c)Royalty Term. Sana’s royalty payment obligations under Section 8.7(b) shall, on a Licensed Product-by- Licensed Product and country-by-country basis, commence on the Effective Date and expire upon the latest of: (i) the expiration of the last to expire Valid Claim within the Beam Patents that Covers such Licensed Product (or if the last Covering Valid Claim with respect to such Licensed Product in such country is a pending Valid Claim, the date such pending Valid Claim ceases to be a Valid Claim; provided, however, that subsequent issuance of such Valid Claim shall again extend the Royalty Term from the date of such issuance to the expiration date of such Valid Claim); (ii) the expiration of all applicable Regulatory Exclusivity, if any, for such Licensed Product in such country; and (iii) ten (10) years after the First Commercial Sale of such Licensed Product in such country (the “Royalty Term”). Upon expiration of a Royalty Term for a Licensed Product in a given country, no further royalty payments will be owed for such Licensed Product in such country pursuant to Section 8.7(b) and the licenses granted to Sana in Section 2.1(b) will automatically become fully paid-up, perpetual and irrevocable with respect to such Licensed Product in such country. Upon expiration of both (A) the Royalty Term for a Licensed Product in a given country and (B) expiration of the [***] Royalty Term for such Licensed Product in such country, the license granted to Sana in Section 2.1(b) will automatically become fully paid-up, perpetual, irrevocable, and royalty-free with respect to such Licensed Product in such country.

(d)Reports and Payment. Within [***] days after the end of each Calendar Quarter during the applicable Royalty Term, Sana shall provide Beam with a good faith written estimate of the following information for the applicable Calendar Quarter, on a Licensed Product-by-Licensed Product and country-by-country basis: (A) the amount of gross sales of the each Licensed Product, (B) the number of units of Licensed Products sold, leased or otherwise transferred for the applicable Calendar Quarter; (C) an itemized calculation of Net Sales showing deductions provided for in the definition of “Net Sales,” (D) a calculation of the royalty due on such sales, (E) the exchange rate for such country, and (F) whether any sales milestone event has been achieved during such Calendar Quarter (collectively, the “Royalty Information”). Within [***] days after the end of each Calendar Quarter during the applicable Royalty Term, Sana shall provide Beam updated, finalized Royalty Information and pay in Dollars all royalty payments due to Beam for such Calendar Quarter.

8.8Payments for Third Party IP Rights. Except as expressly set forth in Section 8.7(a), Beam shall remain responsible for all obligations to and payments of royalty, milestone and other payments under Existing Third Party Licenses. To the extent that Beam obtains a license to any Third Party intellectual property rights other than those for which Beam is responsible in this

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Section 8.8, and Sana elects to receive a sublicense under such Third Party intellectual property rights pursuant to Section 2.4(b) (thus causing the applicable license agreement to be a Third Party License), Sana shall pay to Beam the applicable portion of any additional payments due arising from Sana’s exercise of such Third Party License as provided in Section 2.4(b) in a timely manner, such that Beam may pay such amounts to the applicable Third Party on or before the applicable due date.

8.9Currency; Exchange Rate. All payments to be made by Sana to Beam under this Agreement shall be computed and paid in Dollars by bank wire transfer in immediately available funds to the bank account set forth on Exhibit G, in accordance with the instructions therein. With respect to sales of a Licensed Product and other amounts received that are invoiced in a currency other than U.S. dollars, such amounts and amounts payable will be converted to U.S. dollars using the exchange rate mechanism generally applied by Sana or its Affiliates in preparing its financial statements for the applicable Calendar Quarter, provided that such mechanism is in compliance with GAAP.

8.10Late Payments. If Beam does not receive payment of any undisputed sum due to it on or before the due date therefor, simple interest shall thereafter accrue on the sum due from the due date until the date of payment at a monthly rate of [***] or the maximum rate allowable by applicable Law, whichever is less.

8.11Withholding Taxes.

(a)Taxes on Income. Each Party shall be solely responsible for the payment of all taxes imposed on its share of income arising directly or indirectly from the activities of the Parties under this Agreement.

(b)Tax Cooperation. The Parties agree to cooperate with one another and use reasonable efforts to avoid or reduce tax withholding or similar obligations in respect of the milestone payments, royalties and other payments made by Sana to Beam under this Agreement, it being understood and agreed that based on the payment obligations hereunder as of the Effective Date (U.S. party Sana to U.S. party Beam), that no withholding tax is due or applicable to any payment absent Beam’s failure to provide a properly executed IRS Form W-9. As such, the sum payable by Sana (in respect of which any deduction or withholding tax may be required to be made, if any) shall, in the case of any withholding tax or similar reduction, be increased to the extent necessary to ensure that Beam receives a sum equal to the sum which it would have received had no such withholding tax applied. To the extent, however, Beam assigns or restructures its rights under the Agreement, including any assignment, sublicense, change of place of incorporation (“Beam Withholding Tax Action”), such that a foreign Affiliate or non-U.S. domiciled Beam is entitled to payments hereunder, and as a result thereafter Sana is required to deduct and withhold any additional taxes on any payment to Beam or such Beam Affiliate than previously due, Sana shall pay the amounts of such taxes to the proper Governmental Authority in a timely manner and promptly transmit to Beam an official tax certificate or other evidence of the additional amount of taxes resulting from such Beam Withholding Tax Action with such payment sufficient to enable Beam or such Beam Affiliate to claim such payment of taxes. (By way of example, if the withholding tax rate for which Sana is grossing up its payments to Beam under this

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Section 8.11(b) is 15%, and as a result of a Beam Withholding Tax Action the withholding tax rate increases to 20%, then Sana shall continue to gross up Beam for the 15%, but Beam shall cover the economic expense of the additional 5% withholding tax increase caused by the Beam Withholding Tax Action). Such Beam affiliate or Beam shall provide Sana any tax forms that may be reasonably necessary in order for Sana to not withhold tax or to withhold tax at a reduced rate under an applicable bilateral income tax treaty, to the extent legally able to do so. Beam shall use reasonable efforts to provide any such tax forms to Sana in advance of the due date. Each Party shall also provide the other Party with reasonable assistance to enable the recovery, as permitted by Law, of withholding taxes or similar obligations resulting from payments made under this Agreement, such recovery to be for the benefit of Beam.

(c)Taxes Resulting from Sana’s Action. If a withholding or deduction obligation arises as a result of any action by Sana, including any assignment, sublicense, change of place of incorporation, or failure to comply with applicable Laws or filing or record retention requirements (an “Sana Withholding Tax Action”), then the sum payable by Sana (in respect of which such deduction or withholding is required to be made) shall be increased to the extent necessary to ensure that Beam receives a sum equal to the sum which it would have received had no such Sana Withholding Tax Action occurred.

8.12Records and Audit Rights. Sana shall, and shall cause its Affiliates and Sublicensees to, maintain complete and accurate records in sufficient detail to permit Beam to confirm the accuracy of the amount of research and other costs to be reimbursed, achievement of milestones, royalties and other amounts payable under this Agreement for the then current Calendar Year, and during the preceding [***] Calendar Years. Upon reasonable prior notice, which shall be no less than upon [***] days prior written notice, such records shall be open during regular business hours for a period of [***] years from the creation of individual records for examination by an independent certified public accountant selected by Beam and reasonably acceptable to Sana for the sole purpose of verifying for Beam the basis and accuracy of the financial reports furnished by Sana pursuant to this Agreement or of any payments made, or required to be made, by or to the audited party pursuant to this Agreement; provided however, that records for a particular period may only be audited [***]. Such audits may occur no more often than [***] each Calendar Year. Such auditor shall enter into a confidentiality agreement between the auditor and Beam and not disclose the audited party’s Confidential Information to Beam. Any undisputed amounts shown to be owed but unpaid, or overpaid and in need of refund, shall be paid or refunded (as the case may be) within [***] days after the accountant’s report, plus interest (as set forth in Section 8.10) from the original due date. Beam shall bear the full cost of such audit unless such audit reveals an underpayment by more than [***] of the amount due for the entire period being audited, in which case Sana shall reimburse Beam for the reasonable costs for such audit.

8.13Payments. Notwithstanding the non-refundable or non-creditable nature of any payments hereunder, and except as provided under Section 14.6, nothing in this Agreement shall limit Sana’s or its Affiliate’s rights to assert or obtain damages for breach of this Agreement, including seeking recoupment from any such payments made.

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Article 9
INTELLECTUAL PROPERTY RIGHTS

9.1Inventions.

(a)Ownership Generally. This Section 9.1 will govern ownership of all Inventions (i) Conceived by a Party, or (ii) Conceived on behalf of a Party (including by any Subcontractor), and Controlled by such Party, whether solely by its and its Affiliates’ and sublicensees’ employees, agents, or independent contractors (“Sole Inventions”), or jointly by employees, agents, or independent contractors of one Party and its Affiliates and sublicensees together with employees, agents, or independent contractors of the other Party and its Affiliates and sublicensees (“Joint Inventions”).

(b)Arising [***] Inventions. [***] All Arising [***] Patents shall be [***].

(c)Arising [***] Inventions.

(i)[***].

(ii)[***] shall grant and hereby grants to [***] under [***] rights in and to any Arising [***] Patent:

(1)a [***] license to make, have made, use, sell, offer for sale, import and otherwise exploit [***] (the “[***]”), which license (in this subclause (1)) shall be [***], provided that prior to the [***], [***] may not grant [***] under the [***] to [***]; and

(2)a [***] license to make, have made, use, sell, offer for sale, import and otherwise exploit any [***] (the “[***]”), which license (in this subclause (2)) shall be [***] (A) to [***], and (B) to [***], including the [***], provided however that [***] shall not be permitted to grant [***] under this subclause (2)).

(iii)If upon grant of an Arising [***] Patent, there are [***], then such [***] in accordance with [***]. The Parties shall [***] the Arising [***] Patents [***].

(d)[***] Know-How. If [***] actually discloses any Know-How within or describing any [***] to [***] during the Term, (such disclosed Know-How, the “[***] Know-How”), then [***] shall grant, and hereby grants to [***] under such [***] Know-How: (i) a [***] license in the [***], which license (in this subclause (i)) shall be [***], and (ii) a [***] license in the [***], which license (in this subclause (ii)), shall be [***], including the [***], provided however that [***] shall not be permitted to grant [***] under this subclause (ii)).

(e)Other Inventions. Except as set forth in [***] with respect to [***], ownership of all Inventions shall be based [***], and (i) each Party shall solely own any Sole Inventions that are not [***]; and (ii) the Parties shall jointly own any Joint Inventions that are not [***] (including any jointly Conceived [***]) (“Jointly-Owned Inventions”).

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(f)Practice of Jointly-Owned Inventions. Except to the extent either Party is restricted by the licenses granted to the other Party under this Agreement, including the licenses granted under Section 9.1(c), each Party shall be entitled to practice, license (through multiple tiers), assign (their respective interest only) and otherwise exploit the Jointly-Owned Inventions and Patent Rights claiming patentable Jointly-Owned Inventions (“Jointly-Owned Patents”) in all countries and jurisdictions without the duty of accounting or seeking consent from the other Party. For clarity, Jointly-Owned Patents shall include [***]. For those countries where a specific license is required for a joint owner of a Jointly-Owned Invention or a Jointly-Owned Patent to practice such Jointly-Owned Invention or Jointly-Owned Patent in such countries, (A) Sana hereby grants to Beam a perpetual, irrevocable, nonexclusive, worldwide, royalty-free, fully paid-up license, with the right to grant sublicenses through multiple tiers, under Sana’s right, title and interest in and to all such Jointly-Owned Inventions and Jointly-Owned Patents to use such Jointly-Owned Inventions and Jointly-Owned Patents subject to the terms and conditions of this Agreement, and (B) Beam hereby grants to Sana a perpetual, irrevocable, nonexclusive, worldwide, royalty-free, fully paid-up license, with the right to grant sublicenses through multiple tiers, under Beam’s right, title and interest in and to all such Jointly-Owned Inventions and Jointly-Owned Patents to use such Jointly-Owned Inventions and Jointly-Owned Patents subject to the terms and conditions of this Agreement.

(g)Assignment. [***], all rights, title and interests (including all intellectual property rights) in and to any [***] and [***]. Each Party agrees to, and hereby does, assign and transfer to the other Party, without additional consideration, a joint and undivided interest in and to all Jointly-Owned Inventions and Jointly-Owned Patent, and the other Party hereby accepts such assignment. [***] will be deemed [***].

(h)CREATE Act. Notwithstanding anything to the contrary in this Agreement, each Party will have the right to invoke the Cooperative Research and Technology Enhancement Act of 2004, 35 U.S.C. § 103(c)(2)-(c)(3) (the “CREATE Act”) when exercising its rights under this Agreement, but to the extent the Patent Rights with respect to which the CREATE Act is invoked or the Patent Rights referenced in respect of such invocation (“Applicable Patent Rights”) are comprised, contained or included within Sana Technology, only with the prior written consent of Sana, and with respect to any Applicable Patent Rights comprised, contained or included within Beam Technology, only with the prior written consent of Beam. If a Party intends to invoke the CREATE Act, once agreed to by the other Party if required by the preceding sentence, it will notify the other Party and the other Party will cooperate and coordinate its activities with such Party with respect to any filings or other activities in support thereof. The Parties acknowledge and agree that this Agreement is a “joint research agreement” as defined in the CREATE Act.

(i)Personnel Obligations. Each employee, agent or independent contractor of a Party or its respective Affiliates or sublicensees performing work under a Technology Transfer Plan shall, prior to commencing such work, be bound by obligations to assign all arising intellectual property, including assignment of all inventions Conceived in the performance of such work, including: (i) promptly reporting any invention, discovery, process or other intellectual property right; (ii) presently assigning to the applicable Party all of his or her right, title and interest in and to any invention, discovery, process or other intellectual property; (iii) cooperating in the

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preparation, filing, prosecution, maintenance, defense, and enforcement of any patent and patent application; and (iv) performing all acts and signing, executing, acknowledging and delivering any and all documents required for effecting the obligations and purposes of this Agreement. It is understood and agreed that such invention assignment agreement need not reference or be specific to this Agreement.

9.2Patent Prosecution.

(a)Generally. For the purpose of this Article 9, “prosecution” shall include any post-grant proceeding, including supplemental examination, patent interference proceeding, reissue and reexamination, but excluding any post grant review proceeding, including opposition proceedings, post grant reviews, and inter parties reviews, which shall be governed by Section 9.3.

(b)Arising [***] Patents.

(i)As between the Parties, [***] shall have the sole right, but not the obligation, to file, prosecute and maintain the [***] and [***] throughout the world, at its sole cost and expense, in [***] sole discretion. The Parties shall [***], to draft and file any [***]. Following disclosure of an [***], in connection with any filing of an [***], [***] shall promptly [***].

(c)Arising [***] Patents. As between the Parties, [***] shall have (i) the sole right, but not the obligation, at its discretion and expense, to file a Patent Right Covering any [***], and (ii) the right, but not the obligation, at its discretion and expense, to file a Patent Right Covering any [***], provided that in each case, [***] shall notify [***] at least [***] prior to the intended filing date of any such patent application, and shall [***]. With respect to ongoing prosecution of all [***] that are [***] Patents, [***] shall apply. In all cases, [***] shall notify [***] following any filing of an [***].

(d)Jointly-Owned Patents.

(i)Generally. Except as set forth in [***] with respect to [***], prior to the filing of any Jointly-Owned Patent anywhere in the world, upon the request of either Party, the Parties shall meet and discuss in good faith the allocation of rights and responsibilities between the Parties with respect to such activities for such Jointly-Owned Patents. If the Parties cannot agree on such allocation within a period of [***] days after the applicable Party’s receipt of such request, then such dispute shall be referred to the Executive Officers of the Parties for resolution. Absent any such agreement between the Parties, neither Party shall file a Jointly-Owned Patent in any county or jurisdiction in the world unless failing to do so would have a material adverse impact on the patentability of such Jointly-Owned Invention in such country or jurisdiction.

(ii)Cooperation. With respect to Jointly-Owned Patents, the Party responsible for prosecution activities (the “Prosecuting Party”) shall keep the other Party fully informed of all steps with regard to the preparation, filing, prosecution and maintenance of Jointly-Owned Patents, including by providing such other Party with a copy of material communications to and from any patent authority regarding such Jointly-Owned Patents, and by providing such other Party drafts of any material filings or responses to be made to such patent authorities sufficiently in advance of submitting such filings or responses so as to allow for a reasonable

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opportunity for such other Party to review and comment thereon. The Prosecuting Party shall consider in good faith the requests and suggestions of the other Party with respect to the Prosecuting Party’s drafts and with respect to strategies for filing and prosecuting the Jointly-Owned Patents in the Territory. If the Prosecuting Party decides not to prepare, file, prosecute, maintain, continue the prosecution and maintenance of, or continue to pay the expenses for the prosecution and maintenance of, a Jointly-Owned Patent in a country or other jurisdiction in the Territory, the Prosecuting Party shall timely provide reasonable prior written notice to the other Party of such intention, and such other Party (the “Assuming Party”) shall thereupon have the option, in its sole discretion, to assume the control and direction of the preparation, filing, prosecution and maintenance of such Jointly-Owned Patent at its expense in such country or other jurisdiction. In such case the Assuming Party shall assume the responsibility and control for the preparation, filing, prosecution and maintenance of such Jointly-Owned Patent. In such event, the Prosecuting Party shall reasonably cooperate with the Assuming Party (as the new Prosecuting Party, mutatis mutandis) in such country or other jurisdiction as provided under this Section 9.2(d)(ii).

9.3Patent Enforcement and Defense.

(a)[***] Patents. [***] shall have the [***] right, but not the obligation, to bring and control, at its own cost and expense, any legal action in connection with any infringement or defense of any [***] Patents and [***], and [***] from such action.

(b)Cooperation. The Parties agree to cooperate fully in any infringement or defense action in connection with any Patent Controlled by such Party that Covers Inventions set forth in [***] (a “Relevant Enforcement Action”). If and to the extent necessary for a Party (the “Enforcing Party”) to bring such a Relevant Enforcement Action, the other Party shall, where necessary, furnish a power of attorney solely for such purpose or shall join in, or be named as a necessary party to, such action. Unless otherwise set forth herein, the Enforcing Party shall have the right to settle such claim; provided that neither Party shall have the right to settle any Relevant Enforcement Action in a manner that materially diminishes or has a material adverse effect on the rights or interest of the other Party, or in a manner that imposes any costs or liability on, or involves any admission by, the other Party, without the express written consent of such other Party. To the extent that a Party is joined to any Relevant Enforcement Action, the Enforcing Party shall provide the joined Party with copies of all pleadings and other documents filed with the court and shall consider reasonable input from the joined Party during the course of the proceedings.

(c)Recovery. Any recovery realized as a result of a Relevant Enforcement Action (whether by way of settlement or otherwise) shall be first allocated to reimburse the Parties for their costs and expenses in making such recovery (which amounts shall be allocated pro rata if insufficient to cover the totality of such expenses). Any remainder after such reimbursement is made shall be retained by the Enforcing Party; provided that to the extent that any award or settlement (whether by judgment or otherwise) is attributable to loss of sales with respect to a Licensed Product and retained by Sana, such amounts shall [***].

9.4Patent Extensions. Subject to any separate agreement between the Parties governing activities with respect to Jointly-Owned Patents, the Parties shall cooperate in obtaining

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patent term restoration (under but not limited to the U.S. Drug Price Competition and Patent Term Restoration Act), supplemental protection certificates or their equivalents, and patent term extensions with respect to the Jointly-Owned Patents in any country and/or region where applicable; provided that if the Parties fail to agree, Sana shall have the final decision-making authority over whether to extend (or apply for any equivalent with respect to) any Jointly-Owned Patent. Sana shall file for such extensions at Sana’s sole cost and expense.

9.5Patents Licensed from Third Parties. Each Party’s rights under this Article 9 with respect to the prosecution and enforcement of any [***] that is licensed [***] from a Third Party shall be subject to the rights retained by such Third Party to prosecute and enforce such Patent Rights.

9.6Trademarks. Sana shall have the right to brand Licensed Products using Sana related trademarks and any other trademarks and trade names it determines appropriate, which may vary by country or within a country (“Product Marks”). Sana shall own all rights in the Product Marks and shall have the right to register and maintain the Product Marks in the countries and regions that it determines reasonably necessary, at Sana’s cost and expense.

Article 10
CONFIDENTIALITY; PUBLICATION

10.1Duty of Confidence. Subject to the other provisions of this Article 10:

(a)all Confidential Information of a Party (the “Disclosing Party”) shall be maintained in confidence and otherwise safeguarded by the other Party (the “Receiving Party”) and its Affiliates, in the same manner and with the same protections as the Receiving Party maintains its own confidential information, but in any event no less than reasonable efforts;

(b)the Receiving Party may only use any such Confidential Information for the purposes of performing its obligations or exercising its rights under this Agreement; and

(c)the Receiving Party may only disclose Confidential Information of the other Party to: (i) its Affiliates, licensees, sublicensees and permitted assignees; and (ii) employees, directors, agents, contractors, consultants and advisers of the Receiving Party and its Affiliates, licensees, sublicensees and permitted assignees, in each case to the extent reasonably necessary for the purposes of, and for those matters undertaken pursuant to, this Agreement; provided that such Persons are bound by legally enforceable obligations to maintain the confidentiality of the Confidential Information in a manner consistent with the confidentiality provisions of this Agreement.

10.2Exceptions. The foregoing obligations as to particular Confidential Information of a Disclosing Party shall not apply to the extent that the Receiving Party can demonstrate that such Confidential Information:

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(a)is known by the Receiving Party at the time of its receipt without an obligation of confidentiality, and not through a prior disclosure by the Disclosing Party, as documented by the Receiving Party’s business records;

(b)is available to the public before its receipt from the Disclosing Party, or thereafter becomes available to the public through no fault of the Receiving Party;

(c)is subsequently disclosed to the Receiving Party by a Third Party who may lawfully do so and is not under an obligation of confidentiality to the Disclosing Party; or

(d)is developed by the Receiving Party independently and without use of or reference to any Confidential Information received from the Disclosing Party, as documented by the Receiving Party’s business records.

Any combination of features or disclosures shall not be deemed to fall within the foregoing exclusions merely because individual features are published or available to the general public or in the rightful possession of the Receiving Party unless the combination itself and principle of operation are published or available to the general public or in the rightful possession of the Receiving Party.

10.3Authorized Disclosures. Notwithstanding the obligations set forth in Sections 10.1 and 10.5, a Party may disclose the other Party’s Confidential Information (including this Agreement and the terms herein) to the extent:

(a)such disclosure is reasonably necessary: (i) to such Party’s or its Affiliates’ directors, attorneys, independent accountants, financial advisors or other representatives for the sole purpose of enabling such directors, attorneys, independent accountants financial advisors or other representatives to provide advice to such Party or Affiliate, provided that in each such case such recipients are bound by confidentiality and non-use obligations substantially consistent with those contained in this Agreement; or (ii) to actual or potential investors, acquirors, licensees and other financial or commercial partners solely for the purpose of evaluating or carrying out an actual or potential investment, acquisition or collaboration, provided that in each such case such recipients are bound by confidentiality and non-use obligations substantially consistent with those contained in the Agreement;

(b)such disclosure is required by Law, or judicial or administrative process, provided that in such event such Party shall promptly inform the other Party of such required disclosure and provide the other Party an opportunity to challenge or limit the disclosure obligations. Confidential Information that is disclosed pursuant to this Section 10.3(b) shall remain otherwise subject to the confidentiality and non-use provisions of this Article 10, and the Party disclosing Confidential Information pursuant to Law or court order shall cooperate with and reasonably assist the other Party (at the other Party’s expense) if the other Party seeks a protective order or other remedy in respect of any such disclosure and furnish only that portion of the Confidential Information which, in the opinion of such Party’s legal counsel, is responsive to such requirement; or

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(c)such disclosure is by Beam and is required pursuant to the terms of any Third Party License, provided that in each such case such Third Parties are bound by confidentiality and non-use obligations substantially consistent with those contained in the Agreement.

10.4Scientific Publication. Each Party shall have the right to make publications in accordance with this Section 10.4; provided that any publication by Beam that relates to Licensed Products and is not primarily directed to Beam Platform Technology shall be subject to Sana’s prior written consent (which may be withheld or denied in its sole discretion). Consequently, either Party or its Affiliates shall deliver to the other Party for review and comment a copy of any scientific proposed publication or presentation of technology that describes or contains the other Party’s Confidential Information, at least [***] days prior to the date of disclosure. During such [***] day period, the reviewing Party shall have the right to require modifications of the publication or presentation: (a) to protect the Parties’ Confidential Information; (b) for trade secret reasons or reasonable business reasons; and/or (c) to delay such submission for an additional period up to [***] days as may be reasonably necessary to seek patent protection for the information disclosed in such proposed submission. The Parties shall comply with traditional standards of authorship with respect to scientific publications.

10.5Publicity; Use of Names.

(a)The Parties may mutually agree on language of a joint press release announcing this Agreement which may be issued by the Parties at a mutually agreed time after the Effective Date. Subject to Section 10.3, no public disclosure of the existence or the terms of this Agreement may be made by either Party or its Affiliates except as provided in this Section 10.5, and no Party shall use the name, trademark, trade name or logo of the other Party, its Affiliates or their respective employees in any publicity, promotion, news release or disclosure relating to this Agreement or its subject matter, except as provided in this Section 10.5, as may be required by applicable Law, or with the prior express written permission of the other Party. Notwithstanding the foregoing, Beam may use Sana’s name and logo in connection on its website, in marketing materials and presentations and in other communications to identify Sana as a licensee of the Beam Technology.

(b)A Party may disclose this Agreement and its terms, in securities filings with the Securities Exchange Commission (the “SEC”) or equivalent foreign agency to the extent required by applicable Law after complying with the procedure set forth in this Section 10.5(b). In such event, the Party seeking such disclosure shall prepare a proposed redacted version of this Agreement and the other Party agrees to promptly (and in any event, within [***] Business Days after receipt of such proposed redactions) give its input in a reasonable manner in order to allow the Party seeking disclosure to file the version of this Agreement within the timelines proscribed by applicable Law. The Party seeking such disclosure shall reasonably consider any comments thereto provided by the other Party within such [***] Business Day period, and shall use reasonable efforts to obtain confidential treatment of this Agreement from the SEC (or equivalent foreign agency) as represented by the redacted version revised by the other Party. If both Parties are seeking such disclosure, then the Parties shall mutually agree upon a proposed redacted version

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of this Agreement and each Party shall use reasonable efforts to obtain confidential treatment of such agreed upon redacted version of this Agreement from the SEC (or equivalent foreign agency).

(c)Each Party acknowledges that the other Party may be legally required to make public disclosures (including in filings with the Governmental Authorities) of certain terms of or material developments or material information generated under this Agreement and agrees that each Party may make such disclosures as required by Law, provided that the Party seeking such disclosure first provides the other Party a copy of the proposed disclosure, and shall reasonably consider any comments thereto provided by the other Party within [***] Business Days after the receipt of such proposed disclosure or such shorter period required to comply with applicable Law.

(d)The Parties agree that the portions of any other news release or other public announcement relating to this Agreement or the performance hereunder that would disclose information that is not already available to the public, shall first be reviewed and approved by both Parties within [***] Business Days after the receipt of such proposed disclosure. Notwithstanding the foregoing, Sana and its Affiliates shall have the right to disclose publicly any information relating to the development, manufacture or commercialization of any Licensed Products hereunder that does not include Confidential Information of Beam.

(e)The Parties agree that after a disclosure pursuant to Section 10.5(a), 10.5(b), 10.5(c) or 10.5(d) has been reviewed and approved by the other Party, the disclosing Party may make subsequent public disclosures for a purpose permitted under this Section 10.5 reiterating such information without having to obtain the other Party’s prior consent and approval.

Article 11
TERM AND TERMINATION

11.1Term. The term of this Agreement shall commence upon the Effective Date and continue in full force and effect, on a Licensed Product-by-Licensed Product and country-by-country basis, until such time as both the Royalty Term and the [***] Royalty Term with respect to such Licensed Product expires in such country (the “Term”). Upon expiration of the Term in its entirety, the license granted to Sana in Section 2.1(b) will, to the extent not already provided for under Section 8.7(c), automatically become fully paid-up, perpetual and irrevocable with respect to all Licensed Products in the Territory.

11.2Termination.

(a)Termination by Sana for Convenience. Sana may terminate this Agreement in its entirety or on a CAR Antigen Target-by-CAR Antigen Target basis (with respect to all Licensed Products for the applicable CAR Antigen Target), PSC Product Type-by-PSC Product Type basis (with respect to all Licensed Products for the applicable PSC Product Type) or Licensed Product-by-Licensed Product basis by providing written notice of termination to Beam, which notice specifies the scope of the termination and includes an effective date of termination at least (i) ninety (90) days after the date of the notice if such notice is provided prior to First Commercial Sale of any Licensed Product or (ii) one hundred eighty (180) days after the date of

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the notice if such notice is provided after First Commercial Sale of any Licensed Product. If Sana terminates this Agreement pursuant to this Section 11.2(a) with respect to particular CAR Antigen Targets or Licensed Products and subsequently terminates this Agreement pursuant to this Section 11.2(a) with respect to all remaining CAR Antigen Targets or Licensed Products, then the Agreement shall terminate in its entirety upon the effective date of such subsequent termination.

(b)Termination for Material Breach. Each Party shall have the right to terminate this Agreement solely with respect to the country to which such uncured material breach relates upon written notice to the other Party, if such other Party commits a material breach of this Agreement and, after receiving written notice from the non-breaching Party identifying such material breach in reasonable detail, fails to cure such material breach within [***] days ([***] days in the event of a payment breach) from the date of such notice; provided, that if such breach is not reasonably capable of cure within such [***]-day ([***] days in the event of a payment breach) period, the breaching Party may submit a reasonable cure plan prior to the end of such [***]-day ([***] days in the event of a payment breach) period, in which case the other Party may, at its sole discretion, determine not to terminate this Agreement for so long as the breaching Party is using diligent efforts to implement such cure plan.

(c)Termination for Bankruptcy. This Agreement may be terminated at any time during the Term by either Party upon the other Party’s filing or institution of bankruptcy, reorganization, liquidation or receivership proceedings, or upon an assignment of a substantial portion of the assets for the benefit of creditors by the other Party; provided that in the case of any involuntary bankruptcy proceeding such right to terminate shall only become effective if the Party consents to the involuntary bankruptcy or such proceeding is not dismissed within [***] days after the filing thereof. All rights and licenses granted under or pursuant to this Agreement by a Party are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code, licenses of rights to “intellectual property” as defined under Section 101 of the U.S. Bankruptcy Code. The Parties agree that each Party, as licensee of intellectual property under this Agreement, shall retain and may fully exercise all of its rights and elections under the U.S. Bankruptcy Code. The Parties further agree that in the event of a rejection of this Agreement by a Party in any bankruptcy proceeding by or against such Party under the U.S. Bankruptcy Code, (i) the other Party shall be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property and all embodiments of such intellectual property that are necessary for the other Party to practice its license to such intellectual property, which, if not already in such other Party’s possession, shall be promptly delivered to it upon its written request therefor, and (ii) such Party shall not interfere with the other Party’s rights to such intellectual property, and shall assist and not interfere with such other Party in obtaining such intellectual property and such embodiments of such intellectual property from another entity. The term “embodiments” of intellectual property means all tangible embodiments of the intellectual property licensed hereunder to the extent of the license scope, and shall exclude all inventory of Licensed Products and filings with Regulatory Authorities. All rights, powers and remedies provided in this Section 11.2(c) are in addition to and not in substitution for any and all other rights, powers and remedies now or hereafter existing at Law or in equity (including the Bankruptcy Code) in the event of the commencement of a case under the U.S. Bankruptcy Code.

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(d)Termination for Patent Challenge. If Sana or any of its Affiliates or Sublicensees directly or indirectly brings, assumes or participates in, or knowingly, willfully or recklessly assists in bringing a Patent Challenge (except as required under a court order or subpoena), then the following shall apply: (a) if Sana or any of its Affiliates is the party so bringing, assuming, participating in or assisting in such Patent Challenge, then Beam shall be entitled to immediately terminate this Agreement upon written notice to Sana, and (b) if a Sublicensee of Sana is the party so bringing, assuming, participating in or assisting in such Patent Challenge, then (i) Beam shall be entitled to immediately terminate the rights hereunder as and to the extent sublicensed to a Sublicensee upon written notice to Sana, and (ii) Beam shall grant Sana a period not to exceed [***] days from the date of notice by Beam to Sana for Sana to inform the applicable Sublicensee of its intention to terminate this Agreement due to such Sublicensee bringing, assuming, participating in or assisting in a Patent Challenge, during which period Sana may terminate any and all agreements with such Sublicensee that contain a Sublicense under the Beam Patents. If, pursuant to the foregoing subclause (ii), Sana terminates such Sublicense agreement(s) during such [***] day period, then Beam shall not be entitled to terminate this Agreement, in whole or in part, by virtue of such Sublicensee bringing, assuming, participating in or assisting in such Patent Challenge. However, if Sana does not terminate such agreement(s) during such [***] day period, then Beam shall be entitled to immediately terminate this Agreement in whole or in part upon written notice to Sana thereof.

11.3Effect of Termination.

(a)Upon the termination of this Agreement for any reason, all rights and obligations of each Party hereunder will cease, except as otherwise expressly provided herein; provided that if such termination is with respect to one or more specified CAR Antigen Targets, PSC Product Types or Licensed Products, then such rights and obligations shall cease solely with respect to such terminated CAR Antigen Targets (and their applicable Licensed Product(s)), PSC Product Types (and their applicable Licensed Product(s)) or such Licensed Products, as applicable, and, in the case of termination with respect to (i) one or more specified CAR Antigen Targets, with respect to activities occurring during the remainder of the Term of this Agreement, each such terminated CAR Antigen Target shall no longer be considered a CAR Antigen Target or (ii) one or more specified PSC Product Types, with respect to activities occurring during the remainder of the Term of this Agreement, each such terminated PSC Product Type shall no longer be considered a PSC Product Type.

(b)Upon termination of this Agreement for any reason, each Party shall promptly return to the other Party or destroy, at the owning Party’s request, all Confidential Information of such other Party.

11.4Termination of the [***] Agreement. Sana acknowledges and agrees that pursuant to Section 2.4.2.6 of the [***] Agreement, if the [***] Agreement is terminated by the [***], or if the licenses granted to Beam by the [***] under any [***] Patent Rights are terminated by the [***] in whole or in part (e.g., as to termination in a particular country), this Agreement shall automatically terminate to the extent of the terminated license.

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11.5Survival. Upon expiration or termination of this Agreement, all rights, license and obligations of the Parties under this Agreement shall cease, except that the following will survive and continue in effect thereafter: (a) payment obligations under Article 8; (b) remedies for breach of this Agreement; and (c) the provisions of Article 1 (to the extent necessary to interpret other surviving sections), Article 8, Section 9.1, Section 9.2, Article 10, Section 11.3, Section 11.5, Section 12.5, Article 13, Article 14 of this Agreement; and (d) the provisions of Articles 5, 9, 10 and 11, and Sections 4.5, 4.7, 8.5 and 8.6 of the [***] Agreement as they relate to this Agreement.

11.6Termination Not Sole Remedy. Termination is not the sole remedy under this Agreement and, whether or not termination is effected and notwithstanding anything contained in this Agreement to the contrary, all other remedies shall remain available except as agreed to otherwise herein.

Article 12
REPRESENTATIONS AND WARRANTIES

12.1Mutual Representations and Warranties. Each Party represents, warrants to the other Party as of the Effective Date that:

(a)Organization. Such Party is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized.

(b)Authorization and Enforcement of Obligations. Such Party: (i) has the requisite power and authority and the legal right to enter into this Agreement and to perform its obligations hereunder, and (ii) has taken all requisite action on its part to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder. This Agreement has been duly executed and delivered on behalf of such Party, and constitutes a legal, valid, binding obligation, enforceable against such Party in accordance with its terms.

(c)Consents. All necessary consents, approvals and authorizations of all Governmental Authorities and other Persons required to be obtained by such Party in connection with the execution and delivery of this Agreement have been obtained.

(d)No Conflict. The execution and delivery of this Agreement and the performance of such Party’s obligations hereunder: (i) do not conflict with or violate any requirement of applicable Laws of Governmental Authorities, (ii) do not conflict with, or constitute a breach or default under, any contractual obligation of such Party, and (iii) do not conflict with or result in a breach of any provision of the organizational documents of such Party.

12.2Representations and Warranties by Beam. Beam represents and warrants to Sana as of the Effective Date that:

(a)it has the right to grant the licenses granted to Sana under Section 2.1 and perform its obligations under this Agreement;

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(b)it has not received any written notice from any Third Party asserting or alleging that the practice or use of Beam Technology infringed or misappropriated the intellectual property rights of such Third Party;

(c)there are no judgments, orders, decrees, or settlements against or owed by Beam or any of its Affiliates, and, and there is no claim, demand, suit, proceeding, arbitration, inquiry, investigation or other legal action of any nature, civil, criminal, regulatory or otherwise, pending or, to the Knowledge of Beam, threatened against Beam or any of its Affiliates, in each case relating to the Beam Technology or the transactions contemplated by this Agreement;

(d)Beam Controls the Beam Patents listed on Exhibit A;

(e)[***], (i) Exhibit A set forth a true and complete list of all Beam Patents (A) owned or otherwise Controlled by Beam or its Affiliates as of the Effective Date or (B) to which Beam or its Affiliates have as of the Effective Date been granted or otherwise transferred any right to practice under, in each case that constitute Beam Technology, (ii) except for expired provisional patent applications, each such Patent Right, is in full force and effect, and (iii) Beam or its Affiliates have timely paid, or caused the appropriate Third Parties to pay, all filing and renewal fees payable with respect to such Patent Rights;

(f)[***], no Third Party (i) has challenged or threatened to challenge the inventorship, ownership, Beam’s right to use, scope, validity or enforceability of, or Beam’s rights in or to, any Beam Patents (including, by way of example, through the institution or written threat of institution of interference, derivation, post-grant review, opposition, nullity or similar invalidity proceedings before the United States Patent and Trademark Office or any analogous foreign Governmental Authority);

(g)Beam (i) (or, with respect to Beam Patents licensed under Existing Third Party Licenses, [***], the applicable Existing Third Party Licensor), has obtained from all inventors of the Beam Patents, valid and enforceable agreements assigning to Beam or such licensor each such inventor’s entire right, title and interest in and to all such Beam Patents; and (ii) has no Knowledge of any Person (other than Persons identified in the applicable patent applications or patents, as inventors of inventions claimed in the Beam Patents) who claims to be an inventor of an invention claimed in the Beam Patents; and

(h)(i) there are no Existing Third Party Licenses other than those set forth on Exhibit B, (ii) a copy of each Existing Third Party License have been provided to Sana and each such copy is true and complete with respect to all unredacted portions provided to Sana (and no redacted portion of any such Existing Third Party License (A) renders any portion of such copy provided to Sana materially untrue or misleading or (B) materially limits or alters the rights granted to Sana pursuant to this Agreement), (iii) no Third Party has any right, title or interest in or to, or any license under, any Beam Technology that conflicts with the rights granted to Sana hereunder, (iv) no rights granted by or to Beam or its Affiliates under any Existing Third Party License conflict with any right or license granted to Sana hereunder and (v) Beam and its Affiliates are in compliance in all material respects with all Existing Third Party Licenses.

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12.3Beam Covenants

. In addition to the covenants made by Beam elsewhere in this Agreement, Beam hereby covenants to Sana that, from the Effective Date until expiration or termination of this Agreement:

(a)Beam will not, and will cause its Affiliates not to (i) license, sell, or assign (other than in a connection with a permitted assignment of this Agreement by Beam pursuant to Section 14.3) or otherwise transfer to any Person (other than Sana or its Affiliates or Sublicensees pursuant to the terms of this Agreement) any Beam Technology (or agree to do any of the foregoing) in a manner that would materially conflict with the licenses and other rights granted to Sana under this Agreement or frustrate the purpose of this Agreement; or (ii) incur or permit to exist, with respect to any Beam Technology, any lien, encumbrance, charge, security interest, mortgage, liability, assignment, grant of license or other binding obligation in each case that would materially conflict with the licenses and other rights granted to Sana under this Agreement or frustrate the purpose of this Agreement; provided however, that the foregoing will not prevent the grant of a lien or security interest to secure obligations to the lender in a financing transaction to the extent that such grant does not conflict with any of the rights or licenses granted to Sana hereunder;

(b)Beam will not (i) take any action with respect to any Third Party License (including amending, terminating or otherwise modifying) that materially diminishes the rights under the Beam Technology granted to Sana under this Agreement or that materially increases Sana’s obligations under this Agreement with respect to Sana’s exploitation of its sublicense with respect to such Third Party License under this Agreement; or (ii) fail to take any action with respect to a Third Party License that is reasonably necessary to avoid materially diminishing the rights under the Beam Technology granted to Sana under this Agreement; and

(c)Beam will (i) not enter into, amend or modify any Third Party License that materially adversely affects (A) the rights granted to Sana, Sana’s Affiliates or Sublicensees hereunder or (B) Beam’s ability to fully perform its obligations hereunder; and (ii) promptly furnish Sana with true and complete copies of all (A) amendments to the Existing Third Party Licenses and (B) to the extent required under Section 2.4(b), Third Party Licenses executed following the Effective Date.

12.4Mutual Covenants.

(a)No Debarment. In the course of the research, development, manufacture and commercialization of the Licensed Products, neither Party nor its Affiliates or sublicensees shall use any employee or consultant who has been debarred by any Regulatory Authority, or is the subject of debarment proceedings by a Regulatory Authority. Each Party shall notify the other Party promptly upon becoming aware that any of its or its Affiliates’ or sublicensees’ employees or consultants has been debarred or is the subject of debarment proceedings by any Regulatory Authority.

(b)Compliance. Each Party and its Affiliates shall comply in all material respects with all applicable Laws (including all anti-bribery laws) in the research, development,

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manufacture and commercialization of the Licensed Products and performance of its obligations under this Agreement.

12.5No Other Warranties. EXCEPT AS EXPRESSLY STATED IN THIS ARTICLE 12, (A) NO REPRESENTATION, CONDITION OR WARRANTY WHATSOEVER IS MADE OR GIVEN BY OR ON BEHALF OF Sana OR BEAM; AND (B) ALL OTHER CONDITIONS AND WARRANTIES WHETHER ARISING BY OPERATION OF LAW OR OTHERWISE ARE HEREBY EXPRESSLY EXCLUDED, INCLUDING ANY CONDITIONS AND WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT. WITHOUT EXCUSING EITHER PARTY’S PERFORMANCE OF ITS OBLIGATIONS UNDER THIS AGREEMENT, EACH PARTY HEREBY DISCLAIMS ANY REPRESENTATION OR WARRANTY THAT THE RESEARCH, DEVELOPMENT, MANUFACTURE OR COMMERCIALIZATION OF ANY CELL CONSTRUCT OR PRODUCT PURSUANT TO THIS AGREEMENT WILL BE SUCCESSFUL.

Article 13
INDEMNIFICATION; LIABILITY; INSURANCE

13.1Indemnification by Beam. Beam shall indemnify, defend and hold harmless Sana and its Affiliates and Sublicensees, and each of their respective directors, officers, employees and agents (collectively “Sana Indemnitees”), from and against all losses, liabilities, damages and expenses, including reasonable attorneys’ fees and costs (collectively, “Liabilities”), to the extent resulting from any claims, demands, actions or other proceedings by any Third Party arising out of:

(a)the breach of any representation, warranty or covenant by Beam under this Agreement; or

(b)the recklessness, negligence or intentional misconduct of any Beam Indemnitees; or

(c)any activities by or on behalf of Beam or its Affiliates or contractors under or in connection with its performance under a Technology Transfer Plan;

except, in each case, to the extent arising out of any activities set forth in Section 13.2 for which Sana is obligated to indemnify the Beam Indemnitees.

13.2Indemnification by Sana. Sana shall indemnify, defend and hold harmless Beam and its Affiliates, and each of their respective directors, officers, employees and agents (collectively “Beam Indemnitees”), from and against all Liabilities to the extent resulting from any claims, demands, actions or other proceedings by any Third Party arising out of:

(a)the breach of any representation, warranty or covenant by Sana under this Agreement;

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(b)the recklessness, negligence or intentional misconduct of any Sana Indemnitees;

(c)any activities by or on behalf of Sana or its Affiliates or contractors under or in connection with its performance under a Technology Transfer Plan; or

(d)the development, manufacture, sale, or other commercialization of any Licensed Products in the Field by or on behalf of Sana or its Affiliates or Sublicensees;

except, in each case, to the extent arising out of any activities set forth in Section 13.1 for which Beam is obligated to indemnify the Sana Indemnitees.

13.3Indemnification of the Upstream Licensors. Sana shall indemnify, defend and hold harmless each of the [***] and each Other Institution and each of their current and former directors, governing board members, trustees, officers, faculty, affiliated investigators, medical and professional staff, employees, students, and agents and their respective successors, heirs and assigns (collectively, the “[***] Indemnitees”) from and against any claim, suit, investigation, action, demand, judgment, liability, cost, expense, damage, deficiency, loss or obligation of any kind or nature (including reasonable attorneys’ fees and other costs and expenses of litigation or defense), based upon, arising out of, or otherwise relating to this Agreement, including any cause of action relating to product liability concerning any product, process, or service made, used, sold or performed pursuant to any right or license granted under this Agreement (collectively, “Claims”) except to the extent any such Claim results from or arises out of the gross negligence or willful misconduct of any [***] Indemnitee or material breach of the [***] Agreement by the [***]. No Affiliate of Sana (other than an Affiliate controlling Sana) shall have an obligation to indemnify any [***] Indemnitee for any Claim based upon, arising out of, or otherwise relating to the exercise of rights under this Agreement by a different Affiliate of Sana or by any other Person unless such Affiliate or other Person is exercising rights granted by such first Affiliate or acting on such first Affiliate’s behalf or upon its instruction or advice. Sana shall have no obligation to indemnify any [***] Indemnitee for any Claim based upon, arising out of, or otherwise relating to the exercise of rights under the [***] Agreement by a different sublicensee of Beam, or by Beam, any Affiliate of Beam or by any other Person unless such different sublicensee, Beam or Affiliate or other Person is exercising rights granted by Sana or acting on Sana’s behalf or upon its instruction or advice.

13.4Indemnification Procedure.

(a)Notification. If either Party is seeking indemnification under Section 13.1 or Section 13.2 (the “Indemnified Party”), it shall inform the other Party (the “Indemnifying Party”) of the claim giving rise to the obligation to indemnify pursuant to such Section as soon as reasonably practicable after receiving notice of the claim provided, however, that no delay on the part of the Indemnified Party in notifying the Indemnifying Party will relieve the Indemnifying Party from any obligation hereunder unless (and then only to the extent that) the Indemnifying Party is prejudiced thereby.

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(b)Control. The Indemnifying Party shall have the right, exercisable by notice to the Indemnified Party within [***] days after receipt of notice from the Indemnified Party of the commencement of or assertion of any Third Party Claim, to assume the direction and control of the defense, litigation, settlement, appeal or other disposition of any such claim for which it is obligated to indemnify the Indemnified Party (including the right to settle the claim solely for monetary consideration) with counsel selected by the Indemnifying Party and reasonably acceptable to the Indemnified Party. During such time as the Indemnifying Party is controlling the defense of such Third Party Claim, the Indemnified Party shall reasonably cooperate with the Indemnifying Party in such defense at the Indemnifying Party’s request and expense. If the Indemnifying Party does not notify the Indemnified Party of the Indemnifying Party’s intent to defend any Third Party Claim within [***] days after notice thereof, the Indemnified Party may (with notice to the Indemnifying Party) undertake the defense thereof with counsel of its choice and at the Indemnifying Party’s expense (including reasonable, out-of-pocket attorneys’ fees and costs and expenses of enforcement or defense). The Indemnifying Party or the Indemnified Party, as the case may be, shall have the right to participate (including the right to conduct discovery, interview and examine witnesses and participate in all settlement conferences), but not control, at its own expense and with counsel of its choice, in the defense of any claim that has been assumed by the other Party.

(c)Settlement. Neither Party shall have the obligation to indemnify the other Party in connection with any settlement made without the Indemnifying Party’s written consent, which consent shall not be unreasonably withheld or delayed.

(d)Upstream Indemnification. Any claim for indemnification that arises in connection with Section 13.3 shall be governed by Section 9.1.2 of the [***] Agreement.

13.5Mitigation of Loss. Each Indemnified Party shall take and shall procure that its Affiliates take all such reasonable steps and action as are reasonably necessary or as the Indemnifying Party may reasonably require in order to mitigate any claims (or potential losses or damages) under this Article 13. Nothing in this Agreement shall or shall be deemed to relieve any Party of any common law or other duty to mitigate any losses incurred by it.

13.6Insurance.

(a)Beginning at the time any Licensed Product is being commercially distributed or sold (other than for the purpose of obtaining Marketing Approvals) by Sana, or by an Affiliate, Sublicensee or agent of Sana, Sana shall, at its sole cost and expense, procure and maintain commercial general liability insurance in amounts not less than $[***] per incident and $[***] annual aggregate and naming the Indemnitees as additional insureds. During Clinical Studies (as defined in the [***] Agreement) of any such Licensed Product Sana shall, at its sole cost and expense, procure and maintain commercial general liability insurance in such equal or lesser amount as Beam, [***] or any other Institution (as defined in the [***] Agreement) shall require, naming the [***] Indemnitees as additional insureds. Such commercial general liability insurance shall provide: (i) product liability coverage and (ii) broad form contractual liability coverage for Sana’s indemnification obligations under this Agreement.

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(b)If Sana elects to self-insure all or part of the limits described above in Section 13.6(a) (including deductibles or retentions that are in excess of $[***] annual aggregate) such self-insurance program must be acceptable to Beam, [***] and the other Institutions and Federal Insurance Company (([***]’s insurer) in their sole discretion. The minimum amounts of insurance coverage required shall not be construed to create a limit of Sana’s liability with respect to its indemnification obligations under this Agreement.

(c)Sana shall provide each Beam and Institution with written evidence of such insurance upon request of Beam or such Institution. Sana shall provide Beam and each Institution with written notice at least thirty (30) days prior to the cancellation, non-renewal or material change in such insurance. If Sana does not obtain replacement insurance providing comparable coverage within such thirty (30) day period, Beam shall have the right to terminate this Agreement effective at the end of such [***] day period without notice or any additional waiting periods.

(d)Sana shall maintain such commercial general liability insurance beyond the expiration or termination of this Agreement during: (a) the period that any Licensed Product is being commercially distributed or sold by Sana, or an Affiliate, Sublicensee or agent of Sana; and (b) a reasonable period after the period referred to in (a) above which in no event shall be less than [***] years.

13.7Limitation of Liability. NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL, PUNITIVE, OR INDIRECT DAMAGES ARISING FROM OR RELATING TO ANY BREACH OF THIS AGREEMENT, REGARDLESS OF ANY NOTICE OF THE POSSIBILITY OF SUCH DAMAGES. NOTWITHSTANDING THE FOREGOING, NOTHING IN THIS SECTION 13.7 IS INTENDED TO OR SHALL LIMIT OR RESTRICT THE (A) INDEMNIFICATION RIGHTS OR OBLIGATIONS OF ANY PARTY UNDER SECTION 13.1, 13.2 OR 13.3, OR (B) DAMAGES AVAILABLE FOR A PARTY’S BREACH OF ITS CONFIDENTIALITY OBLIGATIONS IN Article 10 OR USE OF bEAM TECHNOLOGY IN A MANNER OTHER THAN AS EXPRESSLY PERMITTED UNDER SECTION 2.1; or (C) DAMAGES AVAILABLE FOR A PARTY’S GROSS NEGLIGENCE, INTENTIONAL MISCONDUCT OR FRAUD.

Article 14
GENERAL PROVISIONS

14.1Force Majeure. Neither Party shall be held liable to the other Party nor be deemed to have defaulted under or breached this Agreement for failure or delay in performing any obligation under this Agreement to the extent such failure or delay is caused by or results from causes beyond the reasonable control of the affected Party, potentially including embargoes, war, acts of war (whether war be declared or not), acts of terrorism, epidemics, pandemics, insurrections, riots, civil commotions, strikes, lockouts or other labor disturbances, fire, floods, earthquakes or other acts of God, or acts, generally applicable action or inaction by any governmental authority (but excluding any government action or inaction that is specific to such Party, its Affiliates or sublicensees, such as revocation or non-renewal of such Party’s license to conduct business), or omissions or delays in acting by the other Party, or unavailability of materials

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related to the manufacture of the Licensed Products or components thereof. The affected Party shall notify the other Party in writing of such force majeure circumstances as soon as reasonably practical, and shall promptly undertake and continue to use Commercially Reasonable Efforts to cure such force majeure circumstances or to perform its obligations in spite of the ongoing circumstances.

14.2Non-Solicitation. During the Term, each Party agrees that neither it nor any of its Affiliates will recruit, solicit, or induce any employee of the other Party that such Party knew [***] to terminate his or her employment with such other Party and become employed by or consult for such Party, whether or not such employee is a full-time employee of such other Party, and whether or not such employment is pursuant to a written agreement or is at-will. For purposes of the foregoing, “recruit,” “solicit,” or “induce” will not be deemed to mean (a) circumstances where an employee of a Party (such employee, a “Soliciting Employee,” and such Party, the “Existing Employer”) (i) initiates contact with the other Party (the “Prospective Employer”) or any of its Affiliates with regard to possible employment; or (ii) responds to general solicitations of employment not specifically targeted at employees of the Existing Employer or any of its Affiliates, including responses to general advertisements or postings (each of (i) and (ii), an “Employee-Initiated Solicitation”), and (b) discussions, interviews, negotiations, offers, or acceptances of employment or similar activities that arise as a result of circumstances described in the foregoing clause (a).

14.3Assignment. This Agreement may not be assigned or otherwise transferred, nor may any right or obligation hereunder be assigned or transferred, by either Party without the prior written consent of the other Party, and in the case of Sana, without the prior written consent of the [***]. Notwithstanding the foregoing, either Party may, without consent of the other Party (or the [***], in the case of assignment by Sana), assign or transfer this Agreement and its rights and obligations hereunder in whole or in part to an Affiliate of such Party, or in whole to its successor in interest in connection with the sale of all or substantially all of its stock or its assets to which this Agreement relates, or in connection with a merger, acquisition or similar transaction of the assigning Party, as long as such successor in interest agrees in writing to assume all of the assigning Party’s obligations under this Agreement. In addition, either Party may, with the consent of the other Party (which shall not be unreasonably withheld), assign or transfer its rights and obligations under this Agreement to a Third Party (so long as such Third Party is not a direct competitor of the other Party) where such assigning Party or its Affiliate is required, or makes a good faith determination based on advice of counsel, to divest its rights in connection with a Licensed Product in order to comply with Law or the order of any Governmental Authority as a result of a merger or acquisition or similar transaction of the assigning Party, as long as such Third Party agrees in writing to assume all of the assigning Party’s obligations under this Agreement. Any attempted assignment not in accordance with this Section 14.3 shall be null and void and of no legal effect. Any permitted assignee shall assume in writing all assigned obligations of its assignor under this Agreement. The terms and conditions of this Agreement shall be binding upon, and shall inure to the benefit of, the Parties and their respected successors and permitted assigns. In the event of any assignment by a Party of this Agreement, such Party shall remain primarily liable to the other Party for the performance of this Agreement.

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14.4Severability. If any one or more of the provisions contained in this Agreement is held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, unless the absence of the invalidated provision(s) adversely affects the substantive rights of the Parties. The Parties shall in such an instance use their best efforts to replace the invalid, illegal or unenforceable provision(s) with valid, legal and enforceable provision(s) which, insofar as practical, implement the purposes of this Agreement.

14.5Notices. All notices which are required or permitted hereunder shall be in writing and sufficient if delivered personally, sent by facsimile (and promptly confirmed by personal delivery, registered or certified mail or overnight courier), sent by nationally-recognized overnight courier or sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

If to Beam:

Beam Therapeutics Inc.
26 Landsdowne Street
Cambridge, MA 02139
Attn:Chief Legal Officer
Email:[***]

with a copy to:

[***]

[***]

If to Sana:

Sana Biotechnology, Inc.
188 E Blaine Street, #400

Seattle, WA 98102
Attn:General Counsel
Email:Legal.Notices@sana.com

with a copy to:

[***]

or to such other address(es) as the Party to whom notice is to be given may have furnished to the other Party in writing in accordance herewith. Any such notice shall be deemed to have been given: (a) on the Business Day when delivered if personally delivered or sent by facsimile on a Business Day (or if delivered or sent on a non-Business Day, then on the next Business Day); (b) on the Business Day after dispatch if sent by nationally-recognized overnight courier; or (c) on the [***] Business Day following the date of mailing, if sent by mail.

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14.6Dispute Resolution. The Parties recognize that disputes as to certain matters may from time to time arise that relate to either Party’s rights and/or obligations hereunder, including the interpretation, alleged breach, enforcement, termination or validity of this Agreement (a “Dispute”). It is the objective of the Parties to establish procedures to facilitate the resolution of such Disputes arising under this Agreement in an expedient manner by mutual cooperation. To accomplish this objective, the Parties agree that if a Dispute arises under this Agreement, and the Parties are unable to resolve such Dispute within [***] days after such Dispute is first identified by either Party in writing to the other, the Parties shall refer such Dispute to the Executive Officers of the Parties for attempted resolution by good faith negotiations within [***] days after such notice is received. If the Executive Officers are not able to resolve such Dispute within [***] days, then either Party shall be entitled to all available remedies, subject to Section 14.8. Notwithstanding the foregoing, and without waiting for the expiration of the time periods set forth above, each Party have the right to apply to any court of competent jurisdiction for appropriate interim or provisional relief, as necessary to protect its rights or property.

14.7Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to any rules of conflict of laws; provided that the United Nations Convention on Contracts for International Sale of Goods shall not apply.

14.8Jurisdiction. The Parties hereby irrevocably submit to the exclusive jurisdiction of the courts of the State of New York and the Federal courts of the United States of America located in the State of New York, in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to herein, and in respect of the transactions hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or thereof, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the Parties irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a New York State or Federal court. The Parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in any manner as may be permitted by applicable Law, shall be valid and sufficient service thereof. With respect to any particular action, suit or proceeding, venue shall lie solely in United States District Court for the Southern District of New York located in New York City (or, if, and only if, such court does not have jurisdiction over the claim, the state courts of the State of New York located in New York City). A party hereto may apply either to a court of competent jurisdiction or to an arbitrator, if one has been appointed, for prejudgment remedies and emergency relief pending final determination of a claim pursuant to this Section 14.8.

14.9Entire Agreement; Amendments. This Agreement, together with the Exhibits hereto, contains the entire understanding of the Parties with respect to the subject matter hereof. Any other express or implied agreements and understandings, negotiations, writings and commitments, either oral or written, with respect to the subject matter hereof are superseded by the terms of this Agreement. This Agreement shall amend and supersede the Material Transfer

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Agreement between the Parties dated [***] (as amended, the “Prior MTA”), as follows: (a) Beam or Sana (as applicable) shall each have the right to use the Results in a manner consistent with the exercise of their respective rights under this Agreement; (b) Beam or Sana (as applicable) shall have the right to file Patent Rights Covering any inventions embodied in the Results, wherein such inventions (except for those solely related to the Company Materials) shall be considered Inventions under this Agreement; (c) disclosures made prior to the Effective Date pursuant to the Prior MTA shall be deemed to be Confidential Information and shall be subject to the confidentiality and non-use provisions of this Agreement; (d) Beam Materials (as defined therein) and information provided to Sana under the Prior MTA will be deemed provided pursuant to the Initial Technology Transfer Plan and subject to the rights and licenses in this Agreement; and (e) the Prior MTA will be deemed terminated as of the Effective Date, however, for clarity the payment obligations thereunder as it relates to Beam Materials transferred under the Prior MTA prior to the Effective Date will survive. The Exhibits to this Agreement are incorporated herein by reference and shall be deemed a part of this Agreement. This Agreement may be amended, or any term hereof modified, only by a written instrument duly executed by authorized representative(s) of both Parties hereto. The Parties agree that, effective as of the Effective Date, that certain Mutual Confidentiality Agreement between the Parties dated as of [***] (the “Confidentiality Agreement”) is hereby terminated by this Agreement, and that disclosures made prior to the Effective Date pursuant to the Confidentiality Agreements shall be deemed to be Confidential Information and shall be subject to the confidentiality and non-use provisions of this Agreement. For the purposes of this Section 14.9, the term “Company Materials” shall have the meaning set forth in the Prior MTA.

14.10Third Party Beneficiary. Sana acknowledges and agrees that the [***] is an intended third party beneficiary of this Agreement to the extent such this Agreement relates to a sublicense of the [***] Patent Rights, solely for the purpose of (a) enforcing all patent challenge, intellectual property ownership, indemnification and insurance and compliance with law provisions of this Agreement, Exhibit D, and Exhibit F, in each case applicable to the [***] Patent Rights (or the practice thereof) and, with respect to such indemnification and insurance provisions, Licensed Products, (b) enforcing the right to terminate such the licenses granted to Sana under the relevant [***] Patent Rights for breach of the patent challenge, indemnification (solely with respect to Sana’s obligation to indemnify the [***]) and insurance provisions of this Agreement with respect to the relevant [***] Patent Rights (or the practice thereof) and, with respect to such indemnification and insurance provisions, Licensed Products. Further, Sana acknowledges and agrees that (i) each of the President and Fellows of [***] (“[***]”) and the [***] (“[***]”) (collectively the “Other Institutions”) are intended third party beneficiaries of this Agreement for the purpose of enforcing the Other Institutions’ rights, including indemnification and insurance provisions that relate to the relevant [***] Patent Rights (or the practice thereof) or Licensed Products under this Agreement, and (ii) (A) that the rights of the [***] or any Other Institution may be enforced by the [***] or any Other Institution in any court of competent jurisdiction and, without limiting the generality of the foregoing, Sana consents to jurisdiction in Massachusetts courts solely in connection with any such claim, and (B) notwithstanding the governing law of this Agreement, Sana agrees that, in the event of any difference in interpretation or result as between the laws of New York and the laws of Massachusetts, the laws of Massachusetts shall control in any action in which [***] or any Other Institution is enforcing its rights under this Agreement.

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14.11Headings. The captions to the several Articles, Sections and subsections hereof are not a part of this Agreement, but are merely for convenience to assist in locating and reading the several Articles and Sections hereof.

14.12Independent Contractors. It is expressly agreed that Beam and Sana shall be independent contractors and that the relationship between the two Parties shall not constitute a partnership, joint venture or agency. Neither Beam nor Sana shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on the other Party, without the prior written consent of the other Party.

14.13Waiver. No provision of this Agreement will be waived by any act, omission or knowledge of a Party, its Affiliates or their respective agents or employees except by an instrument in writing expressly waiving such provision and signed by a duly authorized officer of the waiving Party. The waiver by either Party hereto of any right hereunder, or of any failure of the other Party to perform, or of any breach by the other Party, shall not be deemed a waiver of any other right hereunder or of any other breach by or failure of such other Party whether of a similar nature or otherwise.

14.14Cumulative Remedies. No remedy referred to in this Agreement is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to in this Agreement or otherwise available under law.

14.15Waiver of Rule of Construction. Each Party has had the opportunity to consult with counsel in connection with the review, drafting and negotiation of this Agreement. Accordingly, the rule of construction that any ambiguity in this Agreement shall be construed against the drafting Party shall not apply.

14.16Business Day Requirements. If any notice or other action or omission is required to be taken by a Party under this Agreement on a day that is not a Business Day then such notice or other action or omission shall be deemed to be required to be taken on the next occurring Business Day.

14.17Translations. This Agreement is in the English language only, which language shall be controlling in all respects, and all versions hereof in any other language shall be for accommodation only and shall not be binding upon the Parties. All communications and notices to be made or given pursuant to this Agreement, and any dispute proceeding related to or arising hereunder, shall be in the English language. If there is a discrepancy between any translation of this Agreement and this Agreement, this Agreement shall prevail.

14.18Further Actions. Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as necessary or appropriate in order to carry out the purposes and intent of this Agreement.

14.19Counterparts. This Agreement may be executed in two or more counterparts by original signature, facsimile or PDF files, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the Parties intending to be bound have caused this Option and License Agreement to be executed by their duly authorized representatives as of the Effective Date.

Beam Therapeutics Inc. By:/s/ John Evans Name:John Evans Title:Chief Executive Officer	Sana Biotechnology, Inc. By:/s/ Steve Harr, M.D. Name:Steve Harr, M.D. Title:CEO

LIST OF EXHIBITS

Exhibit A:Beam Patents as of the Effective Date

Exhibit B:Existing Third Party Licenses

Exhibit C:Genetic Target List

Exhibit D:Certain Terms of Third Party Licenses

Exhibit E:Initial Technology Transfer

Exhibit F:Third Party Pass Through Milestone and Royalty Terms

Exhibit G:Wiring Instructions

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Exhibit A

Beam Patents as of the Effective Date

[***]

A-1

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Exhibit B

Existing Third Party Licenses

[***]

B-1

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Exhibit C

Genetic Target List

[***]

C-1

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Exhibit D

Third Party License Terms

[***]

D-1

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Exhibit E

Initial Technology Transfer and Budget

[***]

G-1

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Exhibit G

Wiring Instructions

[***]

G-2

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